   As filed with the Securities and Exchange Commission on June 12, 2000
                                                   Registration No. 333-________

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ------------------

                                  FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                         THE SECURITIES ACT OF 1933

                              ------------------

                               KANAKARIS WIRELESS
                 -----------------------------------------------------
                 (Name of Small Business Issuer in its charter)

     Nevada                               3714                    86-0888532
----------------------------  ---------------------------    ------------------
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification No.)          Code Number)

                               ------------------

                        3303 HARBOR BOULEVARD, SUITE F-3
                            COSTA MESA, CA 92626
                                 (714) 444-0560
         ------------------------------------------------------------------
         (Address and telephone number of Registrant's principal executive offices and principal place of business)

                               ------------------

                                 Alex Kanakaris
                      President and Chief Executive Officer
                               Kanakaris Wireless
                        3303 Harbor Boulevard, Suite F-3
                              Costa Mesa, CA 92629
                                 (714) 444-0560
            ----------------------------------------------------------
            (Name, address, and telephone number of agent for service)

                                   Copies to:
                             Larry A. Cerutti, Esq.
                           Cristy Lomenzo Parker, Esq.
                               Rutan & Tucker, LLP
                         611 Anton Boulevard, 14th Floor
                          Costa Mesa, California 92626
                                 (714) 641-5100

                               ------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

>From time to time after this Registration Statement becomes effective.

                               ------------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                            Proposed Maximum      Proposed Maximum      Amount of
  Title of Each Class of                Amount to            Offering Price          Aggregate         Registration
Securities to be Registered         be Registered (1)           per Unit (2)       Offering Price (2)       Fee (3)
--------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value        18,574,665               $0.92965             $17,267,937           $4,615.74

====================================================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover an indeterminate number of additional shares in accordance with Rule 416(a) under the Securities Act. Pursuant to Rule 429, includes 866,667 shares being carried forward from the Registrant's Registration Statement No. 333-84909 and 1,549,742 shares being carried forward from the Registrant's Registration Statement No. 333-31748. Also includes 16,158,256 shares covered by this Registration Statement that are not presently covered by any other registration statement.
(2) Estimated solely for the purpose of determining the registration fee. Calculated pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low price per share as reported for such securities by the NASD's OTC Bulletin Board on June 5, 2000.
(3) A filing fee of $326.21 was previously paid by the Registrant under Registration Statement No. 333-84909 covering the 1,783,334 shares originally registered thereunder, $240.93 of which fee relates to the 866,667 shares being carried forward from that registration statement. A filing fee of $996.61 was previously paid by the Registrant under Registration Statement No. 333-31748 covering the 2,568,046 shares originally registered thereunder, $409.13 of which fee relates to the 1,549,742 shares being carried forward. A filing fee of $3,965.68 is being paid to cover the 16,158,256 shares covered by this Registration Statement that are not presently covered by any other registration statement.

Pursuant to Rule 429, this Registration Statement contains a combined prospectus that covers 866,667 shares being carried forward from the Registrant's Registration Statement No. 333-84909 and 1,549,742 shares being carried forward from the Registrant's Registration Statement No. 333-31748, in addition to the 16,158,256 shares being registered for the first time hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.

                     SUBJECT TO COMPLETION DATED JUNE 12, 2000

PROSPECTUS

                               Kanakaris Wireless

                        18,574,665 Shares of Common Stock



         The 18,574,665 shares of our company's common stock, $.001 par value, offered hereby are being offered by certain of our security holders identified herein. Our common stock trades on the NASD's OTC Bulletin Board under the symbol "KKRS." See "Plan of Distribution" beginning on page 33 for a more detailed discussion of the intended method of sale.

         Our principal executive offices are located at 3303 Harbor Boulevard, Suite F-3, Costa Mesa, California 92626, and we may be reached at (714) 444-0530.

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 2.

         The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                              , 2000

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should consider the following factors carefully before deciding to purchase any shares of our common stock.

WE HAVE INCURRED OPERATING LOSSES, EXPECT CONTINUED LOSSES AND MAY NOT ACHIEVE PROFITABILITY. IF WE CONTINUE TO LOSE MONEY, WE MAY HAVE TO CURTAIL OUR OPERATIONS.

         We have not been profitable and we may continue to lose money for the foreseeable future. Historically, we have incurred losses and experienced negative cash flow. As of March 31, 2000, we had an accumulated deficit of $13,802,096. We may continue to incur losses and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from operating and expanding our business, especially our Internet-based business.

OUR COMMON STOCK IS SUBJECT TO SUBSTANTIAL DILUTION, AND WE MAY NEED AND BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON SATISFACTORY TERMS, WHICH COULD FURTHER DILUTE OUR STOCKHOLDERS OR IMPOSE BURDENSOME FINANCIAL RESTRICTIONS ON OUR BUSINESS

         Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our company's activities. We have not been able to generate any significant cash from our operating activities in the past and cannot assure you that we will be able to do so in the future. As a result, we have issued securities that are convertible into or exercisable for a substantial number of shares of our common stock, many of which shares of common stock are being offered pursuant to this prospectus. In addition, we have entered into an agreement with certain of the selling security holders pursuant to which those selling security holders will purchase debentures in the aggregate principal amount of $3,000,000 and will receive warrants to purchase an aggregate of 900,000 shares of common stock within 45 days following the date of this prospectus if certain conditions relating to the market price of our common stock are met. We may also require additional financing. This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also further dilute existing stockholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS

         Our strategy envisions a period of rapid growth that may put a strain on our administrative and operational resources. While we believe that we have established an infrastructure to support growth, our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so. If we are unable to successfully manage our growth, our business, prospects, financial condition and results of operations could be adversely affected.

OUR STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN LITIGATION AGAINST US

         There is currently an extremely limited trading market for our common stock. Our common stock trades on the OTC Bulletin Board under the symbol "KKRS." There can be no assurance that any regular trading market for our common stock will develop or, if developed, will be sustained. The trading prices of our common stock could be subject to wide fluctuations in response to:

         o        quarter-to-quarter variations in our operating results;
         o        material announcements of technological innovations;
         o price reductions; o significant customer orders or establishment of strategic partnerships by us or our competitors or providers of alternative products and services;
         o general conditions in the Internet, e-commerce and data control console industries; or
         o        other events or factors, many of which are beyond our control.

         In addition, the stock market as a whole and individual stocks have experienced extreme price and volume fluctuations, which have often been unrelated to the performance of the related corporations. Our operating results in future quarters may be below the expectations of market makers, securities analysts and investors. In any such event, the price of our common stock will likely decline, perhaps substantially. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has occurred against the issuing company. There can be no assurance that such litigation will not occur in the future with respect to our company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, prospects, financial condition and results of operations. Any adverse determination in such litigation could also subject us to substantial liabilities.

BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

WE RELY HEAVILY ON OUR KEY EMPLOYEES, AND THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS

         Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris. The loss of Mr. Kanakaris could have a material adverse effect on our company. We are the sole beneficiary of a term life insurance policy in the face amount of $8,000,000 covering Mr. Kanakaris. We have not entered into any employment agreement with Mr. Kanakaris or any other officer of our company.

ALTHOUGH INTERNET COMMERCE HAS YET TO ATTRACT SIGNIFICANT REGULATION, GOVERNMENT REGULATION MAY RESULT IN FINES, PENALTIES, TAXES OR OTHER COSTS THAT MAY REDUCE OUR FUTURE EARNINGS

         Our Internet and e-commerce businesses currently are not directly regulated by any governmental agency, other than through regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering, among other things, the following issues:

         o     taxation of consumer transactions;
         o     advertising;
         o     user privacy;
         o     unsolicited marketing;
         o     pricing;
         o     quality of products and services;
         o     intellectual property;
         o     information security; and
         o     anti-competitive practices.

         The adoption of laws or regulations covering these issues may decrease the growth of Internet commerce. Such laws could decrease the demand for our products and services, increase our cost of doing business, or otherwise have an adverse effect on our business, operating results or financial condition.

         Moreover, the applicability to the Internet of existing laws governing issues including intellectual property ownership, libel and personal privacy is uncertain. If these existing laws were to be applied to the Internet, our business may be harmed.

         Taxing authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes. The adoption of any of these laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our products and services, increase costs and otherwise have a material adverse effect on our business, results of operations and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

WE MAY UNINTENTIONALLY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS, WHICH MAY RESULT IN COSTLY LITIGATION AND LOSS OF THE RIGHT TO USE SUCH PROPRIETARY RIGHTS

         We may be subject to claims alleging that we have infringed upon third party proprietary rights which may result in significant damages. We generally obtain representations as to the origin and ownership of all licensed technology and content; however, this may not adequately protect us. Any infringement actions, with or without merit, could subject us to costly litigation and the diversion of our technical and management personnel.

IF COMMUNICATIONS TO OUR PRIMARY SERVERS ARE INTERRUPTED, OUR OPERATIONS COULD BE NEGATIVELY IMPACTED

         Our movies and general KKRS.Net web site are hosted on servers owned and operated by LMKI in Rancho Santa Margarita, California and by iBEAM Broadcasting Corporation in Sunnyvale, California. Our NetBooks.com web site presently is hosted on a server owned and operated by Earthlink but may in the future be hosted on the third-party server in Rancho Santa Margarita, California. Although offsite backup servers are maintained by our hosts, all of our primary servers are vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins and other events beyond our control. We have, from time to time, experienced periodic systems interruptions and anticipate that these interruptions will occur in the future. If we experience significant system disruptions, our business, results of operations and financial condition would be materially adversely affected. We do not currently maintain business interruption insurance.

OUR COMPUTER INFRASTRUCTURE MAY SUFFER SECURITY BREACHES. ANY SUCH BREACHES COULD JEOPARDIZE CONFIDENTIAL INFORMATION TRANSMITTED OVER THE INTERNET, CAUSE INTERRUPTIONS IN OUR OPERATIONS OR CAUSE US TO HAVE LIABILITY TO THIRD PARTIES

         We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, including personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our insurance does not currently protect us against these losses. Any security breach would have a material adverse effect on our business, results of operations and financial condition.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS ALLOW CONCENTRATION OF VOTING POWER IN ONE INDIVIDUAL, WHICH MAY, AMONG OTHER THINGS, DELAY OR FRUSTRATE THE REMOVAL OF INCUMBENT DIRECTORS OR A TAKEOVER ATTEMPT, EVEN IF SUCH EVENTS MAY BE BENEFICIAL TO OUR STOCKHOLDERS

         Certain provisions of our Articles of Incorporation and Bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving our company that is not approved by our board of directors, even if such events may be beneficial to the interest of our stockholders. For example, Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, is the holder of all of the authorized, issued and outstanding shares of our Class A Convertible Preferred Stock ("Class A"). Under our Articles of Incorporation, as amended and restated, each share of Class A is entitled to, among other things, twenty non-cumulative votes per share on all matters presented to our stockholders for action. Consequently, Mr. Kanakaris has sufficient voting power to control the outcome of all corporate matters submitted to the vote of our stockholders. Those matters could include the election of directors, changes in the size and composition of the Board of Directors (and, thereby, the qualification and appointment of officers of our company), and mergers and other business combinations involving our company. In addition, through his control of the Board of Directors and voting power, he may be able to control certain decisions, including decisions with respect to our company's dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by our company. In addition, the concentration of voting power in Mr. Kanakaris could have the effect of delaying or preventing a change in control of our company and may affect the market price of our common stock.


                           FORWARD-LOOKING STATEMENTS

         Some of the information contained in this prospectus contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about our industries, plans, objectives, expectations, intentions and assumptions and other statements contained in the prospectus that are not historical facts. When used in this prospectus, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock offered hereby by the selling security holders, but we will receive proceeds from the exercise of warrants and options to purchase common stock to the extent that such common stock is included in the shares being offered pursuant to this prospectus.

                         PRICE RANGE OF OUR COMMON STOCK

         Our common stock commenced trading on the OTC Bulletin Board under the symbol "KANA" on November 26, 1997. On August 2, 1999 we changed our symbol to "KKRS."

         The following table shows the high and low closing bid prices of our common stock for the periods presented. The quotations shown below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

                                                           High        Low
                                                           ----        ---
Year Ended September 30, 1998:

     First Quarter.........................................$3.625      $3.50
     Second Quarter........................................ 4.00        1.375
     Third Quarter......................................... 3.25         .40625
     Fourth Quarter........................................  .40625      .035

Year Ended September 30, 1999:

     First Quarter.........................................$ .25       $ .03
     Second Quarter........................................ 2.25         .17
     Third Quarter......................................... 2.96875     1.09375
     Fourth Quarter........................................ 1.46875      .71875

Year Ending September 30, 2000:

     First Quarter.........................................$ .9375     $ .52
     Second Quarter........................................ 5.96875      .6875

         The closing price of our common stock on May 8, 2000 was $1.24.

         At May 8, 2000, there were approximately 250 stockholders of record of our common stock. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.


                                 DIVIDEND POLICY

         We have never paid any dividends on our common stock and do not anticipate declaring or paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, to reinvest in our business. We expect that covenants in our future financing agreements will prohibit or limit our ability to declare or pay cash dividends.

                                 CAPITALIZATION

         The following table sets forth our cash position and capitalization as of March 31, 2000. The information set forth below should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                                  March 31, 2000
                                                                  --------------
Cash and cash equivalents......................................... $    221,362
                                                                   =============
Long-term debt....................................................       46,526
                                                                   =============
Stockholders' equity:
     Preferred stock, $.01 par value; authorized 5,000,000 shares;
       Class A Convertible Preferred Stock; issued and outstanding
          1,000,000 shares........................................       10,000
     Common stock; $.001 par value; authorized 100,000,000
       shares; issued and outstanding 30,046,045 shares(1)........       30,046
     Additional paid-in capital...................................   12,977,017
     Common shares to be issued...................................          206
     Stock subscriptions..........................................       (1,260)
     Accumulated deficit..........................................  (13,802,096)
                                                                   -------------
       Total stockholders' deficiency.............................     (786,087)
                                                                   -------------
Total capitalization.............................................. $   (518,199)
                                                                   =============
-------------------

(1) Excludes 5,818,000 shares of common stock issuable pursuant to the exercise of stock options outstanding as of March 31, 2000, at a weighted average exercise price of $0.58 per share, all of which were exercisable on March 31, 2000. Also excludes 2,568,046 shares of common stock that may become issuable pursuant to the conversion of convertible debentures and related warrants outstanding as of March 31, 2000, all of which were convertible or exercisable on March 31, 2000 but were subject to certain conversion limitations under our debenture offering documents. Also excludes 1,290,000 shares of common stock issuable into escrow as of March 31, 2000 as security for our performance of certain obligations under our debenture offering documents.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, related notes and other financial information included elsewhere in this prospectus. The consolidated statements of operations data for the fiscal years ended September 30, 1999 and 1998 and the consolidated balance sheets data as of September 30, 1999 and 1998 are derived from our consolidated financial statements which have been audited by Weinberg & Company, P.A. and are included in this prospectus. The selected data presented below for the six month periods ended March 31, 1999 and 2000 are derived from the unaudited statements of our company included elsewhere in this prospectus. Historical results are not necessarily indicative of future results.

                                                 FISCAL YEAR ENDED                SIX MONTHS ENDED
                                                     SEPTEMBER 30,                    MARCH 31,
                                            -------------   -------------   -----------------------------
                                                 1998           1999             1999            2000
                                            -------------   -------------   -------------   -------------
CONSOLIDATED STATEMENTS OF OPERATIONS
 DATA:
Net sales................................   $    919,905    $    968,758    $    201,142    $    356,199
Cost of sales............................        481,349         661,707         177,911         202,842
                                            -------------   -------------   -------------   -------------
     Gross profit........................        438,556         307,051          23,231         153,757
                                            -------------   -------------   -------------   -------------
Operating expenses:
     Marketing and advertising...........         98,110         822,306         888,762         150,772
     Provision for bad debt..............        300,000           1,000            -               -
     General and administrative..........      4,105,320       2,849,944       3,601,339         783,651
                                            -------------   -------------   -------------   -------------
       Total operating expenses..........      4,503,430       3,673,250       4,490,101         934,423
                                            -------------   -------------   -------------   -------------
       Operating loss....................     (4,064,874)     (3,366,199)     (4,466,870)       (781,066)
Other expense (income) net...............          8,475        (175,661)       (971,086)         (2,092)
                                            -------------   -------------   -------------   -------------
       Net loss..........................   $ (4,056,399)   $ (3,541,860)   $ (5,437,956)   $   (783,158)
                                            =============   =============   =============   =============
       Net loss attributable to
         common shares...................   $ (4,056,399)   $ (3,541,860)   $ (5,437,956)   $   (783,158)
                                            =============   =============   =============   =============

Basic and diluted net loss per
 common share............................   $     (.2813)   $       (.15)   $       (.19)   $       (.04)
                                            =============   =============   =============   =============

Weighted average common
 shares used in determining
 net loss per share......................     14,419,873      22,945,540      28,119,019      20,805,333
                                            =============   =============   =============   =============

                                                                    AT SEPTEMBER 30,        MARCH 31,
                                                                  ----------------------  ------------
                                                                   1998          1999         2000
                                                                   ----          ----         ----

CONSOLIDATED BALANCE SHEETS DATA:
     Cash and cash equivalents................................ $    5,415   $   155,063   $  221,362
     Working capital (deficiency).............................   (411,984)   (1,189,834)  (1,373,102)
     Total assets.............................................    787,970     1,000,303    1,102,469
     Long-term debt...........................................     20,753          -            -
     Total stockholders' equity (deficiency)..................    160,421      (623,616)    (786,087)


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

OVERVIEW

         We are an Internet-based provider of online delivery of films and books. Our Internet web site, www.KKRS.Net, is the portal to all of the proprietary content and web sites of our company. Our films are accessible by Internet users at access rates from 56K to broadband. We have over 300 on-demand movies available with full-screen scalability and television quality. We have over 300 books online available. The books feature re-sizable type, the ability to turn pages without scrolling and the ability to search by word or phrase.

         In addition to our Internet and e-commerce businesses, we design, manufacture and install ergonomic data control console systems for high-end computer command centers used by governmental agencies and Fortune 500 and other companies. Our customers include NASA, the Federal Bureau of Investigation, the United States Navy, Bank of America, Mitsubishi and many others.

         Our company is a Nevada corporation that was incorporated on November 1, 1991 and is the sole stockholder of Kanakaris InternetWorks, Inc. Kanakaris InternetWorks, Inc. is the sole stockholder of Desience Corporation. Our common stock is currently traded on the OTC Bulletin Board under the ticker symbol "KKRS."

         To date, substantially all of our revenues have been derived through sales of our data control console systems. Our current business strategy includes expansion of our data control console business and a significant emphasis upon developing and expanding our Internet and e-commerce businesses. In that regard, we anticipate deriving revenue from, among other sources:

         o sales of online, downloaded and print books and other written materials;
         o   movie subscription and pay-per-view fees; and
         o   advertising fees.

         We expect to continue to place significant emphasis upon the further development and expansion of our Internet and e-commerce businesses. We expect to increase our sales and marketing expenses in the near term. We intend to increase our marketing efforts substantially in order to develop awareness and brand loyalty for our Internet-based products and services and to generate revenues from those who visit our Internet sites. These marketing efforts will require a considerable effort on our part.

         We also intend to continue to invest in the development of new products and services, complete the development of our products and services currently under development and expand our network.

         We have incurred significant losses since our inception. As of March 31, 2000, we had an accumulated deficit of $13,802,096. We expect to incur substantial operating losses for the foreseeable future. Our results of operations have been and may continue to be subject to significant fluctuations. The results for a particular period may vary due to a number of factors, many of which are beyond our control, including:

         o the timing and nature of revenues from our Internet and e-commerce businesses and data control console product sales that are recognized during any particular quarter;
         o the impact of price competition on our average prices for our products and services;
         o market acceptance of new product or service introductions by us or our competitors;
         o        the timing of expenditures in anticipation of future sales;
         o        product returns;
         o        the financial health of our customers;
         o the overall state of the Internet and e-commerce industries and the data control console industries; and
         o        economic conditions generally.

         Any of these factors could cause operating results to vary significantly from prior periods and period-to-period. As a result, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance. Fluctuations in our operating results could cause the price of our common stock to fluctuate substantially.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999

         NET SALES. Net sales decreased $21,390 or 17%, from $128,944 for the three months ended March 31, 1999 to $107,554 for the three months ended March 31, 2000. The portion of net sales derived from our e-commerce businesses increased $10,621 or 9,744%, from $109 for the three months ended March 31, 1999 to $10,730 for the three months ended March 31, 2000 due primarily to the implementation of our merchant service system that enables us to charge and collect access fees for our CinemaPop.com web site and advertising revenue from our web sites. The portion of our net sales derived from the sales of our data control console systems decreased $32,011 or 25%, from $128,835 for the three months ended March 31, 1999 to $96,824 for the three months ended March 31, 2000. This decrease was primarily due to a decrease in sales of our OPCON Modular System, which we believe to be a result of normal fluctuations in the timing of orders for our products. Budget constraints and delayed receipt of expected funding by some prospective clients have caused hold ups in placement of orders for our OPCON Modular System. Current pending proposals expected to become orders are in excess of $500,000. We are in the process of hiring additional sales representation.

         GROSS PROFIT (LOSS). Gross profit decreased $53,617 or 105%, from a gross profit of $51,090 for the three months ended March 31, 1999 to a gross loss of $2,527 for the three months ended March 31, 2000. This decrease in gross profit was due in part to the decrease in total sales noted above, and due also in part to the increased cost of purchasing intangible movie rights for use on our web sites.

         OPERATING EXPENSES. Total operating expenses increased $1,994,162 or 265%, from $751,576 for the three months ended March 31, 1999 to $2,745,738 for the three months ended March 31, 2000. This increase in total operating expenses was due primarily to an increase in consulting fees, marketing and investment costs, and professional fees. Consulting fees increased $632,615 or 305%, from $207,640 for the three months ended March 31, 1999 to $840,255 for the three months ended March 31, 2000, primarily due to strategic expansion. Marketing and investment costs increased $527,516 or 352%, from $150,071 for the three months ended March 31, 1999 to $677,587 for the three months ended March 31, 2000, primarily due to our initial consumer and trade advertising. Professional fees increased $756,445 or 531%, from $142,500 for the three months ended March 31, 1999 to $898,945 for the three months ended March 31, 2000, primarily due to the increased scope of our development, including becoming a fully reporting company, resulting in higher legal and accounting fees. Each of these operating expenses was paid primarily through the issuance of our common stock to the service provider.

         OTHER EXPENSE. Other expense increased $968,311, from $5,096 for the three months ended March 31, 1999 to $973,407 for the three months ended March 31, 2000. This increase in other expense was due primarily to the financing cost of issuing stock through convertible debentures.

         NET LOSS. Net loss increased $3,016,090 or 527%, from $705,582 for the three months ended March 31, 1999 to $3,721,672 for the three months ended March 31, 2000. This increase in net loss is due to a combination of decreased sales, decreased gross profit, increased operating expenses, and increased other expense, as discussed above.

SIX MONTHS ENDED MARCH 31, 2000 COMPARED TO SIX MONTHS ENDED MARCH 31, 1999

         NET SALES. Net sales decreased $155,057 or 43%, from $356,199 for the six months ended March 31, 1999 to $201,142 for the six months ended March 31, 2000. The portion of net sales derived from our e-commerce businesses decreased $14,207 or 56%, from $25,215 for the six months ended March 31, 1999 to $11,008 for the six months ended March 31, 2000 due primarily to a concentration on web site development preparing for the availability of subscription, pay-per-view and partner web programs. The portion of our net sales derived from the sales of our data control console systems decreased $140,850 or 43%, from $330,984 for the six months ended March 31, 1999 to $190,134 for the six months ended March 31, 2000. This decrease was primarily due to a decrease in sales of our OPCON Modular System, which we believe to be a result of normal fluctuations in the timing of orders for our products. Budget constraints and delayed receipt of expected funding by some prospective clients have caused hold ups in placement of orders for our OPCON Modular System. Current pending proposals expected to become orders are in excess of $500,000. We are in the process of hiring additional sales representation.

         GROSS PROFIT. Gross profit decreased $130,126 or 85%, from $153,357 for the six months ended March 31, 1999 to $23,231 for the six months ended March 31, 2000. This decrease in gross profit was due in part to the decrease in total sales noted above, and due also in part to the increased cost of purchasing movie rights for use on our web sites.

         OPERATING EXPENSES. Operating expenses increased $3,555,678 or 480%, from $934,423 for the six months ended March 31, 1999 to $4,490,101 for the six months ended March 31, 2000. This increase was due primarily to an increase in consulting fees, marketing and investment costs, and professional fees. Consulting fees increased $1,687,095 or 772%, from $218,640 for the six months ended March 31, 1999 to $1,905,735 for the six months ended March 31, 2000, primarily due to strategic expansion. Marketing and investment costs increased $737,990 or 489%, from $150,772 for the six months ended March 31, 1999 to $888,762 for the six months ended March 31, 2000, primarily due to our initial consumer and trade advertising. Professional fees increased $948,658 or 568%, from $167,000 for the six months ended March 31, 1999 to $1,115,658 for the six months ended March 31, 2000, primarily due to increased scope of our development, including becoming a fully reporting company, resulting in higher legal and accounting fees. Each of these operating expenses was paid primarily through the issuance of our common stock to the service provider.

         OTHER EXPENSE. Other expense increased $968,994, from $2,092 for the six months ended March 31, 1999 to $971,086 for the six months ended March 31, 2000. This increase was due primarily to the financing cost of issuing stock through convertible debentures.

         NET LOSS. Net loss increased $4,654,798 or 694%, from $783,158 for the six months ended March 31, 1999 to $5,437,956 for the six months ended March 31, 2000. This increase is due to a combination of decreased sales, decreased gross profit, increased operating expenses, and increased other expense, as discussed above.

FISCAL YEARS ENDED SEPTEMBER 30, 1999 AND 1998

         Net sales increased $48,853 or 5.3%, from $919,905 for the year ended September 30, 1998 to $968,758 for the year ended September 30, 1999. This slight increase in total sales was primarily due to an increase in sales of our OPCON Module System. The portion of net sales derived from our e-commerce businesses decreased $58,621 or 65.3%, from $89,783 for the year ended September 30, 1998 to $31,162 for the year ended September 30, 1999 primarily due to a shift in our focus from establishing web sites to providing downloadable content. The portion of net sales derived from the sales of our data control console systems increased $107,474 or 13.0%, from $830,122 for the year ended September 30, 1998 to $937,596 for the year ended September 30, 1999.

         Gross profit decreased $131,505 or 30.0%, from $438,556 for the year ended September 30, 1998 to $307,051 for the year ended September 30, 1999. The decrease in gross profit and corresponding decrease in gross margin from 47.7% to 31.7% was primarily due to the purchase of intangible movie and book rights for use on our web sites. During the fourth quarter of the year ended September 30, 1999, we generated net sales of $196,591. Because our cost of sales was $204,455 during that period, we incurred a negative gross profit of $7,864. This negative gross profit was primarily due to a significant increase in web hosting and design costs relating to our NetBooks.com and NetMovieMania.com web sites without a commensurate increase in our net sales.

         Total operating expenses decreased $830,180, or 18.4%, from $4,503,430 for the year ended September 30, 1998 to $3,673,250 for the year ended September 30, 1999. This decrease in total operating expenses was primarily due to a significant decrease in our consulting fees from $3,241,466 for the year ended September 30, 1998 to $1,339,287 for the year ended September 30, 1999. This decrease in consulting fees was primarily due to the use of stock for payment of these costs at a lower stock value.

         Other expense was $175,661 for the year ended September 30, 1999, as compared with other income of $8,475 for the year ended September 30, 1998. The resultant other expense was primarily due to an increase in interest and financing expense from $0 for the year ended September 30, 1998 to $208,641 for the year ended September 30, 1999.

         Total net loss decreased $514,539 or 12.7%, from $4,056,399 for the year ended September 30, 1998 to $3,541,860 for the year ended September 30, 1999. For the year ended September 30, 1998, our e-commerce businesses experienced a net loss of $4,004,486 as compared with a net loss of $3,692,570 for the year ended September 30, 1999. For the year ended September 30, 1998, our data control console business experienced a net loss of $51,913 as compared with a net profit of $150,710 for the year ended September 30, 1999. During the fourth quarter of the year ended September 30, 1999, we incurred a net loss of $1,376,387 primarily due to an increase in marketing costs related to promoting our company and its products and services, an increase in interest expense related to our newly issued debentures, an increase in professional fees related to the preparation of this prospectus and an increase in consulting fees.

LIQUIDITY AND CAPITAL RESOURCES

         From February 25, 1997 through March 31, 2000, we funded our operations primarily from equity investments through private placements of our securities, including our convertible debentures, proceeds from our line of credit, and revenue generated from our operations.

         As of March 31, 2000, we had a negative working capital of $1,373,102 and an accumulated deficit of $13,802,096. As of that date, we had $221,362 in cash and cash equivalents, $82,054 in accounts receivable, and $220,000 in a judgment receivable. We also had accounts payable of $728,715 and $1,000,000 of convertible debentures, of which $750,000 of the debentures were converted into common stock in April 2000.

         Cash used in our operating activities totaled $1,431,559 for the six months ended March 31, 2000 and $925,480 for the three months ended March 31, 2000. Cash provided by our investing activities totaled $83,859 for the six months ended March 31, 2000 and $31,771 for the three months ended March 31, 2000.

         Cash provided by our financing activities totaled $1,413,499 for the six months ended March 31, 2000 and $972,999 for the three months ended March 31, 2000. We raised $1,413,499 of the cash provided by financing activities during the six months ended March 31, 2000 and $972,999 of the cash provided by financing activities during the three months ended March 31, 2000 from the issuance of our convertible debentures.

         On February 25, 1999, we obtained a $5,000,000 revolving line of credit from Alliance Equities. On April 7, 1999, this line of credit was increased to $7,000,000. The February 25, 1999 agreement memorializing our arrangement with Alliance Equities provides that a definitive agreement is to be negotiated within seven days of that date. Prior to December 10, 1999, the parties had not finalized a definitive agreement and had operated under the February 25, 1999 agreement as amended by the April 7, 1999 amendment. On December 10, 1999, the parties executed a definitive agreement relating to the revolving line of credit. The agreement provides that our company may draw up to $500,000 per month on the line of credit, up to a maximum aggregate borrowing of $7,000,000. Interest accrues at the rate of 10% per annum, with unpaid principal and accrued interest due at maturity on December 10, 2001, unless the line of credit is terminated earlier by mutual agreement of the parties upon 30 days' prior written notice, is prepaid by us or is converted into shares of our common stock by us, by the lender or automatically upon the happening of certain events.

         At any time or times prior to maturity, our company may convert any portion of the unpaid principal balance into shares of our common stock, or the lender may convert up to 50% of the unpaid principal balance, at a conversion price equal to the average market price for our common stock for the 30 days prior to the conversion. The unpaid principal balance of the line of credit is automatically convertible into shares of our common stock if we fail to pay the unpaid principal and interest due at maturity, at a conversion price equal to the average market price for our common stock for the 30 days prior to the conversion. Alternatively, the unpaid principal balance of the line of credit is automatically convertible into shares of our common stock if we close a financing in which the aggregate gross proceeds received by us equal or exceed $7,000,000, in which case a total of 50% of the entire original line of credit amount (which is the aggregate of amounts previously converted at that time plus non-converted amounts equaling a maximum of 50% of the entire original line of credit amount) will be converted at a conversion price equal to the average market price of our common stock as exists thirty days prior to such automatic conversion.

         In January 2000, our convertible debentures that were outstanding as of December 31, 1999 were converted into an aggregate of 1,783,334 shares of our common stock.

         In February 2000, we issued $1,000,000 of our 10% Convertible Debentures due February 1, 2001, which were accompanied by warrants to purchase up to 300,000 shares of common stock. The net proceeds of that offering, after the payment of finder's fees and before the payment of other related expenses, were $870,000. In April 2000, $750,000 of the principal amount of these debentures was converted into shares of common stock.

         In April 2000, we issued $3,000,000 of our 10% Convertible Debentures due May 1, 2001, which were accompanied by warrants to purchase up to 900,000 shares of common stock. The net proceeds of that offering, after the payment of finder's fees and before the payment of other related expenses, were $2,610,000. The shares of common stock underlying the debentures and warrants are being registered for resale by the purchasers. The debenture purchase documents provide that the purchasers will be obligated to purchase, and we will be obligated to issue, additional debentures in the aggregate principal amount of $3,000,000, together with warrants to purchase an aggregate of 900,000 shares of common stock, within 45 days following the date that the registration statement covering the shares of common stock underlying the debentures and warrants is declared effective by the Securities and Exchange Commission, if certain conditions relating to the market price of our common stock are met.

         We believe that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including our revolving line of credit with Alliance Equities, will be adequate to meet our anticipated working capital and capital expenditure requirements for at least the next 12 months. If, however, our capital requirements or cash flow vary materially from our current projections or if unforeseen circumstances occur, we may require additional financing sooner than we anticipate. Failure to raise necessary capital could restrict our growth, limit our development of new products and services or hinder our ability to compete.

IMPACT OF YEAR 2000

            We have not experienced any significant problems as a result of the arrival of the Year 2000. Although no significant problems have materialized to date, we will continue to monitor our systems (both IT and non-IT) throughout the Year 2000, including the proper recognition of the leap year.

                                    BUSINESS

COMPANY HISTORY

         Our company is the surviving company in a series of transactions involving Kanakaris InternetWorks, Inc., a Delaware corporation that was incorporated on February 25, 1997, Desience Corporation, a California corporation that was incorporated on April 17, 1984, and Big Tex Enterprises, a Nevada corporation that was incorporated on November 1, 1991. On October 10, 1997, Kanakaris InternetWorks, Inc. purchased all of the outstanding shares of common stock of Desience Corporation in exchange for a royalty payable to the prior sole stockholder of Desience Corporation based upon a percentage of Desience Corporation's gross sales. On November 25, 1997, Big Tex Enterprises purchased all of the outstanding shares of common stock of Kanakaris InternetWorks, Inc. in exchange for 3,000,000 shares of our common stock owned by Nelson Vasquez, the then president of Big Tex Enterprises, 3,000,000 newly issued shares of our common stock and 1,000,000 newly issued shares of our preferred stock. On November 26, 1997, Big Tex Enterprises changed its name from Big Tex Enterprises to Kanakaris Communications, Inc. On June 2, 2000, our company changed its name to Kanakaris Wireless. Consequently, our company is a Nevada corporation that was incorporated on November 1, 1991 and is the sole stockholder of Kanakaris InternetWorks, Inc., and Kanakaris InternetWorks, Inc. is the sole stockholder of Desience Corporation. Our common stock currently is traded on the OTC Bulletin Board under the ticker symbol "KKRS."

COMPANY OVERVIEW

         We are an Internet-based provider of online delivery of films and books. Our Internet web site, www.KKRS.Net, is the portal to all of the proprietary content and web sites of our company. Our films are accessible by Internet users at access rates from 56K to broadband at www.CinemaPop.com. We have over 300 on-demand movies available with full-screen scalability and television quality. We have over 300 books online available. The books feature re-sizable type, the ability to turn pages without scrolling and the ability to search by word or phrase.

         In addition to our Internet and e-commerce businesses, we design, manufacture and install ergonomic data control console systems for high-end computer command centers used by governmental agencies and Fortune 500 and other companies. Our customers include NASA, the Federal Bureau of Investigation, the United States Navy, Bank of America, Mitsubishi and many others.

         To date, substantially all of our revenues have been derived through sales of our data control console systems. Our current business strategy includes expansion of our data control console business and a significant emphasis upon developing and expanding our Internet and e-commerce businesses.

         We are in the process of further developing and expanding our Internet-related businesses with the goal of increasing revenues from these businesses in the near future. In that regard, we anticipate deriving increased revenues from, among other sources: sales of online, downloaded books and other written materials; movie subscription and pay-per-view fees; and advertising fees.

         We store single digital source files of content on our servers. This single file - which may be a movie, a book or, in the future, music - is duplicated on demand as many times as demand warrants. We deliver our content direct over the Internet, which eliminates traditional remanufacturing, storage and shipping costs. We also design and manufacture computer command centers used by corporations and governmental agencies. We are focused on downloadable Internet content and anticipate that this component of our business will be a major portion of our overall and Internet business.

         Our currently available and planned Internet services are designed to provide the following key benefits to individual consumers and end-users:

         ONLINE MOVIES

         o        Works With Any Computer With An Internet Connection
         o        Compatible With Any Browser Or On Any Platform
         o Pay-Per-View For Individual Movies o Monthly Access To Unlimited Viewing
         o        Full-Screen Viewing Of Movies

         ONLINE BOOKS

         o   Real-time Delivery
         o   Secured Impressions
         o   Direct Delivery
         o   Dynamic Updates

         ONLINE MUSIC (in development)

         o   24-Hour Access To New Artists
         o   Direct Online Purchase Of A Wide Variety Of Music

         Our data control console products are designed to provide the following key benefits to customers:

         o   Maximization of operator efficiency and productivity through ergonomics, focusing on data and immediate accessibility
         o   Operator productivity is increased by providing an environment which reduces visual and physical stress, enhancing the operator's ability to focus attention and facilitating equipment access
         o Maximization of the number of displays per operator in a compact space
         o Flexibility to accommodate growth and change in both hardware and location

INTERNET INDUSTRY BACKGROUND

         The Internet began in the late 1960s as an experiment in the design of robust computer networks. Basically, the Internet is a collection of computer networks - a network of networks - that allows anyone to connect with their computer to the Internet and immediately communicate with other computers and users across the world. Its use for decades was primarily limited to defense contractors and academic institutions. With the advent of high-speed modems for digital communication over common telephone lines, some individuals and organizations began connecting to and taking advantage of the Internet's advanced global communications ability.

         Although there were several factors responsible for the growth of the Internet, the factors that are most often attributed to its success are the advent of HTML, the World Wide Web and Internet browsers. With the expansion in the number of Internet users and web sites, we believe the following two recent phenomena have developed: growth in the amount of commerce that is being transacted over the Internet; and willingness of businesses to spend money to be a part of the Internet.

         Because the Internet has experienced rapid growth, it has developed into a significant tool for global communications, commerce and media, enabling millions of people to share information and transact business electronically. International Data Corporation, or IDC, estimates that there were over 51 million web users in the United States and over 97 million worldwide at the end of 1998. IDC projects these numbers to increase to over 135 million web users in the United States and over 319 million worldwide by the end of 2002. Internet-based businesses have emerged to offer a variety of products and services over the Internet. Advances in online security and payment mechanisms have also prompted more businesses and consumers to engage in electronic commerce. IDC estimates that the value of purchases of goods and services, excluding fund transfers and stock transfers, on the Internet will grow from $32.4 billion worldwide in 1998 to $425.7 billion worldwide in 2002.

DATA CONTROL CONSOLE INDUSTRY BACKGROUND

         The data control console industry focuses on the design, manufacture, and implementation of high-tech furniture systems used to fully integrate computer systems and communications systems in the workplace. Working with IBM, we developed the first modular system for enclosing and organizing the equipment and cabling associated with data and network control centers. The first large installation occurred in 1985. We were the first manufacturer using a standard, modular "system" which could be quickly installed by bolting together without any site construction and could similarly be added to or reconfigured easily with additional parts.

OUR STRATEGY

         Our objective is to be the leader of downloadable content, information and entertainment products and a leading supplier of data control console products. Our goal is to provide the direct delivery of interactive content, including movies, books and music, directly over the Internet to computer devices available in schools, offices, homes and cars on a worldwide around-the-clock basis. To achieve these objectives, we have developed a strategy with the following key elements:

         o EXPAND OUR MOTION PICTURE LIBRARY. Currently we have over 300 movies available for viewing in full-length, full computer screen format on demand through our "virtual theater", which utilizes Microsoft Media 4.0 technology. We intend to expand our motion picture library as funds become available.

         o FINALIZE THE DEVELOPMENT AND IMPLEMENTATION OF OUR MOVIE PARTNER PROGRAM. We intend to finalize the development and implementation of our Movie Partner Program to allow any mainstream web site in the world to host a virtual theater. We plan to attract web sites to participate in our proposed Movie Partner Program by allowing such web sites to join our program free of charge and to share in our revenues generated through their participation in our program.

         o BECOME THE LEADING PROVIDER OF DIRECT-OVER-THE-INTERNET DELIVERY OF BOOKS. We are working toward providing the largest number of copyrighted books available via secure direct-over-the-Internet technology. To accomplish this goal, we are seeking new relationships with publishers and authors.

         o DEVELOP AND CULTIVATE STRATEGIC ALLIANCES. We intend to cultivate our existing strategic alliances with Microsoft Corporation, ION Systems, Inc. and others and to develop new strategic alliances that will aid us in building brand awareness for our Internet and e-commerce web sites and enhancing the products and services we provide.

         o BUILD THE KKRS.NET NAME. We intend to increase our focus on building the KKRS.Net name. As funds become available, we intend to launch a promotional campaign to increase awareness of the KKRS.Net name through, among other things, our strategic alliances, co-branding of others' web sites and traditional media, including print and radio.

         o CAPITALIZE ON FREE SERVICES. We believe that our free services will attract a critical mass of users and educate Internet users, authors and publishers regarding the benefits of our products and services.

         o EXPAND OUR PRODUCTION AND INSTALLATION OF DATA CONTROL CONSOLE PRODUCTS. We intend to generate new and exciting sales materials and aids to enhance our product exposure and to increase our sales force to penetrate deeper into national and international markets.

OUR INTERNET PRODUCTS AND SERVICES

         ONLINE MOVIES

         We operate an online movie site, entitled "CinemaPop.com," which enables Internet users to download full-length motion pictures with no download time and no plug-in required utilizing Microsoft Windows Media Technology 4.0. CinemaPop.com is a channel on our KKRS.Net entertainment web portal. More than 300 movies are currently available for online distribution. We offer pay-per-view movies as well as advertising-supported free movies. We also sell advertising to our web site. We charge a monthly access fee for those customers who desire unlimited viewing access to a larger portion of our web site. We have implemented a merchant service system that enables us to charge and collect access fees for our CinemaPop.com web site.

         We have developed a Movie Partner Program aimed at attracting web sites to utilize our innovative technology. We intend to allow other web sites to co-brand our virtual theater and receive a commission for subscription and pay-per-view fees generated by visitors from their web sites.

         We are working toward the goal of introducing our Movie Partner Program during the second quarter of calendar year 2000. We anticipate that our Movie Partner Program will include the following revenue streams:

         o Advertising sales to companies interested in selling products to our viewers

         o Monthly subscription fees for unlimited access to a larger number of online movies

         o Pay-per-view fees for individual viewers at broadband access speeds for selected movies and events

         o Co-branding of our content with other web sites to increase traffic value of ads and the potential numbers of subscribers and pay-per-view customers

         ONLINE BOOKS

         We have a web site called "NetBooks.com" which is integrated within our main web site KKRS.Net and which offers secure online delivery of books using proprietary technology licensed from ION Systems, Inc. Over the past several years, book publishing in the United States has shown a steady increase. As a result, the emerging online bookselling industry is expected to grow from $630 million in 1998 to $3 billion in 2003, according to Forrester Research, Inc., a Cambridge, Massachusetts, research group.

         Currently, online booksellers account for about three percent of the market for books, and industry experts believe that this market share is growing. Microsoft, in an advertisement in Publisher's Weekly in November 1999, stated that by the year 2020, 90% of all book titles will be available electronically.

         Our company's content, which currently is available as movies and books, is downloadable in real-time which means there is not a significant delay in the display of text or images. This allows the consumer to obtain immediate access to the medium of their choice. We believe that our site is secure to the extent that it preserves the author's rights to ownership. We also believe that we are the only online Internet publisher that provides real-time secure fulfillment from one source file.

         The primary concern for downloadable content providers is security. There are currently other sites on the Internet that offer a variety of downloadable titles. However, the number of titles available is extremely limited because authors and publishers are reluctant to put their materials online. This is largely a result of a lack of security systems offered by other similar sites. When security is lacking, the author and publisher lose control of their property. The material can be copied, printed, e-mailed, or transferred to anyone as many times as the user would like with no payment or royalty to the owner. In addition, other sites make it difficult for people to comfortably read books. The document is downloaded and the text and spacing cannot be changed. Often times, this makes for an uncomfortable reading experience.

         We have made available a solution for both the security problem as well as the comfort problem with our software solutions. Books and articles are now available through high-speed access for use on desktops, laptops, personal data assistants, compact discs and other innovative end user hardware. Most importantly, there is no end user software needed. In February 1999, we entered into an alliance with ION Systems, Inc. for use of their secure online download technologies. Using this innovative software, we can rent or sell books online while allowing authors and publishers to retain control over their content.

         Authors and publishers whose materials are available on our NetBooks.com web site determine which of the following access options will be made available on a book-by-book basis to visitors to our web site:

         o Free Browsing - Currently, a visitor may browse certain posted materials free of charge.

         o Purchase Hourly Access - We anticipate that a visitor will in the future be able to rent the online version of the materials on an hourly basis. The author or publisher may allow visitors to apply a percentage of the online rental fees toward another method of purchase or rental described below.

         o Purchase of Download Version - Currently, a visitor may purchase the download version of the materials, thus enabling them to use the materials for off-line reading in unlimited sessions for an unlimited amount of time. The copyright notice will state that the visitor cannot duplicate the book.

         o Purchase Extended Access - We anticipate that a visitor will in the future be able to purchase a password enabling them to read the online version of the materials for five years in any number of sessions.

         The text of the online materials cannot be copied, printed, or extracted using optical character recognition software. Our licensed technology also prevents temporary Internet files from storing usable text. We believe this is the first application of a technology through which the author and publisher can retain complete control of how their creative work is used online. Any book or document - no matter how long - can be read page by page. The reader also maintains control over the size of the type with just the click of the mouse. None of these features requires any special user software other than a JAVA-enabled browser. By using this technology, a long document, book, textbook or manual can be read without scrolling and in any type size the reader's eyes find comfortable.

         We are also working with ION Systems, Inc. to develop and implement an exclusive Partner Program, which will be a unique method of title acquisition among Internet publishers. The program will allow qualified partners to post books online free of charge and to share in revenues derived from access charges. We anticipate that the program will be available to publishers, agents, packagers or other persons or organizations who have the copyright to book titles.

         ONLINE MUSIC

         We plan to establish an online music site entitled cyberpop.com. We anticipate that cyberpop.com will be a downloadable music site offering a combinations of 24-hour Internet radio exposure to artists, combined with direct online sales of songs and compact disks in a choice of the leading Internet delivery technologies.

         ONLINE SHOPPING/ENTERTAINMENT

         We have established the Internet LifeStyle Network. To maximize exposure and accessibility, the site is fully integrated with our downloadable movie and book web sites. The site presently offers co-branded auctions, classified ads and personal ads.

OUR DATA CONTROL CONSOLE PRODUCTS

         Our primary data control console product is our OPCON Module System, a proprietary modular system for high-end computer command centers. Our OPCON Module Systems have been purchased and installed by major governmental agencies such as NASA, the Federal Bureau of Investigation and the United States Navy and by large corporations including Bank of America, Mitsubishi, Pacific Bell and many others.

         Our control center consoles are ergonomically designed to maximize comfort, function, adaptability and efficiency for the corporate network system. We assist clients in the planning process by making site visits, taking lists of requirements, then providing customers with blueprint floor plans of OPCON Module System layouts, elevated views of suggested equipment layouts and perspective presentation drawings. In order to assure complete customer satisfaction, we oversee the manufacturing of products as well as the installation.

         Our company through its wholly-owned subsidiary, Desience Corporation, has been marketing and selling the OPCON Module System to corporate and government mainframe computer users since the early 1980's. Historically, approximately 90% of our sales have been in the United States. During the 1990's we saw increased business from South America, including multiple orders from Venezuela, and also saw increased business from Mexico. We have also sold and installed the OPCON Module System in Canada, Barbados, Bermuda, St. Lucia, Kuwait and Guam.

         In 1999, we announced plans to develop a "personal" module system, tentatively titled Opcon 2000, to provide a single computer work station for the home or office. This product will represent the first consumer product offering in our history. We plan to market this product over the Internet with the intention of consumer retail distribution throughout the world.

         Currently, there are five companies competing in the marketplace for modular system solutions, including Desience Corporation, Wrightline, Evans Consoles, and Stacking Systems, which provide metal products, and Infrastructures, which provides wood-type products. All of our competitors have more resources than us, and most competitors offer similar services such as installation, warranties and customer service. Deciding factors such as price, service and features vary according to the requirements of the customer.

         We are a leader in the design and production of quality metal products. Wood is a low cost short-range solution with no ability to endure the rigors of years of use and frequent reconfigurations so often required in our environment. Therefore, only the other metal products are true competition for us. Our system is made of heavy steel, has a proprietary lens to provide better task lighting, provides extremely open architecture for cable routing and is easy to reconfigure. To this end, we are proud that our existing clients return often for new and/or expanded systems.

STRATEGIC RELATIONSHIPS

         In order to expand our Internet and e-commerce businesses, we have developed strategic relationships with various Internet, technology and software companies and others. The following is a brief description of some of our more important strategic relationships.

         MICROSOFT CORPORATION

         In August 1999, we entered into an Internet content partner agreement with Microsoft Corporation. Under the terms of the agreement, Microsoft promotes certain portions of our web content and provides assistance in the use of Microsoft's Windows Media technology. Microsoft has agreed to promote four of our web sites through December 30, 2001. Microsoft is providing clickable headline links to our CinemaPop.com web site consisting of brief summaries of the content available via the site link on their WindowsMedia.com web site. This site link enables Internet users to read about and click on the descriptions of content available from our company and then be directly connected to our web site.

        In addition, in November 1999 our company was selected by Microsoft to participate in the Microsoft Windows Media Technologies Broadband Jumpstart Initiative. On December 7, 1999, we launched 45 movie titles at 100 kbps and 300 kbps broadband speeds on our CinemaPop.com web site, and Microsoft has begun providing links to this content from its WindowsMedia.com web site. As part of the Broadband Jumpstart Initiative, William Gates, the Chairman of Microsoft Corporation, introduced a new Microsoft Broadband web site at the StreamingMedia West conference in San Jose, California on December 7, 1999. Our company is represented on this web site through a clickable link. On that same day, InterVu began providing server space and bandwidth for 45 movies. Microsoft Corporation is covering the cost of this service for a period of six months, which was approximately $40,000 in January 2000.

         Effective as of March 6, 2000, we entered into an additional Internet content partner agreement pursuant to which Microsoft Corporation has agreed to promote certain additional portions of our web content through March 6, 2001 as part of the Broadband Jumpstart Initiative.

         ION SYSTEMS, INC.

         Our license agreement with ION Systems, Inc. allows us to use their secure online download technologies. The agreement continues through December 31, 2004, and thereafter will be renewable automatically for additional renewal terms of five years each. Under this agreement, ION Systems, Inc. has granted us a license to use their E*Web and the X*Maker computer software which allows for the secure downloading and viewing of our web sites. ION Systems' software may be used by us solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The fee for each book conversion performed by ION Systems, Inc. is $100.00, and the royalties for each book sale and product sale are 20% and 5%, respectively, of gross revenue.

         iBEAM BROADCASTING CORPORATION

         On March 10, 2000, we entered into a webcast distribution agreement with iBEAM Broadcasting Corporation. iBEAM Broadcasting Corporation will distribute and promote certain portions of our content and web sites.

         DISTRIBUTION RIGHTS TO "DEAD ANGEL"

         On April 20, 2000, we entered into a distribution agreement with John Clark for the Internet distribution rights to his book "Dead Angel" which pertains to his relationship with entertainer Jerry Garcia. Pursuant to the agreement, we will pay $7,000 to support the completion of the book and $6,000 in expenses for promotional interviews with Cliff Garcia and others as well as a promotional party, both of which are intended to be webcast on our web site and made into a videotape. Also, pursuant to the agreement, John Clark has agreed to pay to us 50% of the gross sales of the book on the Internet in perpetuity and 50% of the royalties generated by the book and the interviews and party videotape for two years.

SALES AND MARKETING

         Sales and marketing activities with respect to our data control console business are currently handled by a limited number of manufacturer's representatives and the four employees of our company that are engaged primarily in this portion of our business, who locate potential customers and assist them in the planning process by making site visits, taking lists of requirements, then providing customers with proposed blueprints and drawings suited to the customers' individual needs. We intend to increase the number of manufacturer's representatives and employees devoted to these functions as funds and opportunities become available so that we can continue to enhance Desience Corporation's name as the pioneer and a modern leader in the data control console business.

         Sales and marketing activities with respect to our Internet and e-commerce businesses are currently limited primarily to headline links provided by Microsoft Corporation from its web site to our CinemaPop.com web site, co-branding of others' web sites, and hosting web events such as the live webcast of a charitable fashion show for the Los Angeles organization known as L.A. Shanti, on December 14, 1999. An important piece of our current marketing strategy is to offer free services. For example, many movies on our web site presently can be viewed free of charge and will remain viewable free of charge for a limited time. This is intended to allow us to expand our customer base and get customers in the habit of using our services while building brand awareness and increasing the number of hits to our web site, resulting in increased sales of our products and services. Also, we anticipate that our exclusive Partner Program will allow authors and publishers to post books to our web site free of charge and take advantage of the opportunity to share in revenues generated from such posts.

         As discussed more fully below, to capitalize on our business model, we intend to initiate a more traditional marketing campaign as funds allow. Such a campaign is likely to initially include targeted print and radio advertising and may also include hiring marketing staff that would be primarily responsible for communications, advertising and public relations for our data control console business and our Internet and e-commerce businesses.

ADVERTISING AND PROMOTION

         There are numerous Internet sites that frequently are visited by Internet users. These sites range from television network companies such as ABC, CBS and NBC to lesser known companies that publish information on their web sites on various special interest topics. Because of the popularity of these sites, these sites provide excellent mediums in which to advertise products and services. Several different business models are currently being used by the Internet community regarding advertising on web sites. One model allows the owner of the web site to charge a fee to display an advertisement on its web site with a link to the advertiser's site. Another uses cooperative arrangements in which companies exchange advertisements on each other's sites. Our company is pursuing both types of relationships. Currently, we are not involved in any significant advertising or promotion. However, as funds become available, our company plans to advertise its site in traditional advertising mediums that will be directed to the first time Internet user as well as sophisticated Internet users. This will include print, radio and possibly television advertisements targeted to specific markets.

         We have placed advertisements for the KKRS.Net web site in influential trade publications catering to the entertainment industry, such as the advertisement we placed in the September 14-20, 1999 issue of The Hollywood Reporter and the advertisement we placed in the February 15, 2000 issue of the international edition of The Hollywood Reporter. Since 1997, we have created Internet web events in order to drive traffic to our web site. We intend to continue to create high profile Internet events as a means to further promote our business.

         In April 2000, we retained Los Angeles-based Sitrick and Company Inc. to launch a national public relations and investor relations campaign for us and for our proprietary web sites.

         Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, is the author of a book that highlights the impact of the Internet on our society. The book was released November 8, 1999. We believe that the promotion of this book will bring further attention to our web sites.

COMPETITION

         The Internet and e-commerce businesses are extremely competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer preferences, brand name recognition and marketing and the development of new and competing technologies. We expect that existing businesses that compete with us and which have greater resources than us will be able to undertake more extensive marketing campaigns and adopt more aggressive advertising sales policies than us, thereby generating more traffic to their web sites.

         We believe that KKRS.Net is the only web site that currently offers both direct-over-the-Internet movies and direct-over-the-Internet books. Also, we are not aware of any web site that intends to offer online movies, books and music. We believe that our unique combination of products on our web sites will assist us in becoming and remaining competitive with other movie, book and music web sites by allowing us to share traffic, and therefore share revenue potential, between our various web sites.

         Although there are numerous movie web sites on the Internet, we believe that we have a competitive edge in the online movie industry because, among other things:

         o We believe that CinemaPop.com currently offers the largest number of full-length, mainstream Hollywood movies with Internet access at multiple access speeds.

         o Most of our full-length movies start to stream and can begin to be viewed in approximately one minute rather than having a downloading process of a few hours before the movie can be viewed, as required on many other web sites.

         o We currently have over 300 full-length films online, which are viewable in streams from 56K to broadband. Because of the significant time involved in translating film into streaming media technology, we believe that our film library gives us a significant lead over others in the online movie industry.

         The emerging online book industry is expected to grow from $630 million in 1998 to $3 billion in 2003, according to Forrester Research, Inc., a Cambridge Massachusetts research group. Currently, online booksellers account for about three percent of the market for books. Microsoft Corporation, in an advertisement in Publisher's Weekly in November 1999, projected that by the year 2020, 90% of all book titles will be available electronically.

         Although there are numerous book sites on the Internet, we believe that our NetBooks.com web site is the only web site that provides real-time secure fulfillment from one source file. In addition, we believe that NetBooks.com is the only web site that currently uses proprietary technology which enables consumers to read posted books and other materials without scrolling and in any type size the consumer's eyes find comfortable while allowing authors and publishers to maintain ownership and control over their proprietary content.

         With respect to competition with our data control console business, currently there are five companies competing in the marketplace for modular system solutions, including Desience Corporation, Wrightline, Evans Consoles, and Stacking Systems, which provide metal products, and Infrastructures, which provides wood-type products. Most of our competitors offer similar services, such as installation, warranties and customer service. Deciding factors such as price, service, features and materials vary according to the requirements of the customer.

         Although we were the pioneers in this industry and are a leader in the design and production of quality metal data control console products, we believe that all of our competitors currently have more financial and other resources than us. Nevertheless, we have remained competitive in the data control console industry based upon our delivery of quality products and services with relatively minimal overhead. We intend to maintain and enhance our competitive position in this industry by committing additional staffing and other resources to our data control console business as funds become available.

PATENTS AND PROPRIETARY RIGHTS

         We rely on a combination of trademark, trade secret and copyright law and contractual agreements to protect our proprietary technology and intellectual property rights. We hold the Internet domain names "KKRS.Net," "NetBooks.com," "CinemaPop.com," "cyberpop.com" and many others. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third-parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

GOVERNMENT REGULATION

         There is currently only a small body of laws and regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted at the international, federal, state and local levels with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. Moreover, a number of laws and regulations have been proposed and are currently being considered by federal, state and foreign legislatures with respect to these issues. The nature of any new laws and regulations and the manner in which existing and new laws and regulations may be interpreted and enforced cannot be fully determined.

         In addition, there is substantial uncertainty as to the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy. The vast majority of these laws were adopted prior to the advent of the Internet and, as a result, did not contemplate the unique issues and environment of the Internet. Future developments in the law might decrease the growth of the Internet, impose taxes or other costly technical requirements, create uncertainty in the market or in some other manner have an adverse effect on the Internet. These developments could, in turn, have a material adverse effect on our business, prospects, financial condition and results of operations.

         We provide our services through data transmissions over public telephone lines and other facilities provided by telecommunications companies. These transmissions are subject to regulation by the Federal Communications Commission, state public utility commissions and foreign governmental authorities. However, we are not subject to direct regulation by the Federal Communications Commission or any other governmental agency, other than regulations applicable to businesses generally. Nevertheless, as Internet services and telecommunications services converge or the services we offer expand, there may be increased regulation of our business, including regulation by agencies having jurisdiction over telecommunications services. Additionally, existing telecommunications regulations affect our business through regulation of the prices we pay for transmission services, and through regulation of competition in the telecommunications industry.

         The Federal Communications Commission has ruled that calls to Internet service providers are jurisdictionally interstate and that Internet service providers should not pay access charges applicable to telecommunications carriers. Several telecommunications carriers are advocating that the Federal Communications Commission regulate the Internet in the same manner as other telecommunications services by imposing access fees on Internet service providers. The Federal Communications Commission is examining inter-carrier compensation for calls to Internet service providers, which could affect Internet service providers' costs and consequently substantially increase the costs of communicating via the Internet. This increase in costs could slow the growth of Internet use and thereby decrease the demand for our services.

FACILITIES

         We currently occupy approximately 1,780 square feet of office space at our headquarters in Costa Mesa, California. We sublease this space for $1,579 per month. The sublease expires August 20, 2000.

EMPLOYEES

         As of May 8, 2000, we employed or contracted a total of 7 employees and 5 consultants on a full or part-time basis. We have 9 full-time and 3 hourly workers. Eight of our workers are devoted primarily to our Internet and e-commerce businesses, and 4 of our workers are devoted primarily to our data control console business.

         Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified technical, marketing and management personnel. Our employees are not represented by any collective bargaining unit. We have never experienced a work stoppage. We believe our relationship with our employees is good.

LEGAL PROCEEDINGS

         On September 15, 1999, Robert Adams filed a complaint against our company and our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris, individually, in Los Angeles Superior Court (Case No. LC050023) alleging breach of contract and fraud. Mr. Adams based his fraud claim primarily on alleged misrepresentations and concealment involving a consulting agreement between our company and Mr. Adams. Mr. Adams alleged that he is entitled to certain stock options, of which 75% of the option price allegedly is already deemed paid in exchange for services allegedly rendered by Mr. Adams to our company. Mr. Adams is attempting to exercise the options for the purchase of a certain number of shares to which he claims to be entitled pursuant to the agreement. The claims against Mr. Kanakaris individually have been dismissed. We engaged counsel to analyze the complaint and vigorously defend us against all of Mr. Adams' claims. Although the parties have submitted their dispute for mediation, Mr. Adams filed a motion for summary judgment in Los Angeles Superior Court on April 28, 2000. A hearing on the motion is scheduled for July 6, 2000. We plan to file an opposition to the motion prior to the hearing.

         On October 14, 1999, Institutional Management, Inc., an Illinois corporation, filed suit against our company and Alpha Tech Stock Transfer & Trust Company, our stock transfer agent and registrar, in the Circuit Court of Cook County, Illinois (Case No. 99L 011509). The case was removed to the United States District Court for the Northern District of Illinois, Eastern Division (Case No. 99C 7100). In the complaint, Institutional Management sought damages in excess of $50,000 under breach of contract and various other state law theories in connection with our unwillingness to permit them to transfer shares of our company's common stock held by Institutional Management. We believe that the shares were wrongfully converted by a predecessor to Institutional Management. We have engaged counsel to vigorously defend us against all of Institutional Management's claims.

         We have also counterclaimed against Institutional Management and commenced a third-party action against the Institutional Management affiliates, namely Power Media Group, Pinnacle Management, Inc., and Frank Custable. In our counterclaim and cross-claims, we have sought injunctive relief to block any further transfer of the converted shares held by any of the aforementioned parties, and damages for, among other things, breach of a consulting agreement, for fraud, conversion and for unjust enrichment. We intend to vigorously pursue all available remedies against the aforementioned parties.

         Institutional Management, Pinnacle and Power Media countered by attempting to assert claims against us in a separate action in Utah. In the Utah action, the parties were challenging our right to block their transfer of the stock at issue and attempting to recover for damage they claim to have suffered in the interim. The Utah action, however, was promptly by that court stayed in favor of the action currently pending in Illinois.

         The stock at issue is in the hands of Alpha Tech and Miller, Johnson & Kuehn, Inc., a stock brokerage firm that clears the trades of introducing brokers. Both Alpha Tech and MJ&K filed actions for interpleader, by which they are tendering to the court the stock certificates to which our company, Institutional Management and Pinnacle management are each laying claim. The United States District Court, therefore, will hold the stock at issue until the dispute is resolved.

         On August 2, 1999, the Securities and Exchange Commission filed suit in the United States District Court in the District of Nevada against our company, Mr. Kanakaris, David Valenti, who is a major stockholder of our company, and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of approximately 6,000,000 shares of our company's common stock in 1996 and 1997 to the former stockholders of Kanakaris InternetWorks, Inc., a subsidiary of our company. On August 9, 1999, a final judgment of permanent injunction and other relief was entered in connection with the execution by each defendant of a consent to entry of injunction and the payment by each of Mr. Kanakaris and Mr. Valenti of a $25,000 civil penalty. Without admitting or denying any guilt involving the violations cited in the decrees, Mr. Kanakaris, Mr. Valenti and our company each have agreed pursuant to the consents to entry of injunction not to take actions that would violate federal securities laws in connection with the offer, purchase or sale of securities.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of our company and their ages are as follows:

                  Name                               Age                        Position
                  ----                               ---                        --------

Alex Kanakaris....................................    43                Chairman of the Board, President,
                                                                        Chief Executive Officer and Director

Branch Lotspeich..................................    53                Vice Chairman of the Board, Secretary and
                                                                        Director

John Robert McKay.................................    38                Webmaster and Director

Patrick McKenna...................................    32                Director

Dr. Steven A. Newman..............................    54                Director

David T. Shomaker.................................    43                Acting Chief Financial Officer


         Alex F. Kanakaris has served as a director and as our Chairman of the Board, President and Chief Executive Officer since November 1997. Mr. Kanakaris served as the President of Kanakaris InternetWorks, Inc. from 1994 until it was acquired by our company in November 1997. During the past 15 years, Mr. Kanakaris created innovative web sites, including www.cyberpop.com and www.NetBooks.com, and he served as editor-in-chief of various publications such as Video Swapper, Video Entertainment, New Talent Streetscene and L.A. POP. Mr. Kanakaris is author of the book "Signs of Intelligent Life on the Internet" published by Darce/Brentwood Media Group, November 1999.

         On August 2, 1999, the Securities and Exchange Commission filed suit in the United States District Court in the District of Nevada against our company, Mr. Kanakaris, David Valenti, who is a major stockholder of our company, and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of approximately 6,000,000 shares of our company's common stock in 1996 and 1997 to the former stockholders of Kanakaris InternetWorks, Inc., a subsidiary of our company. On August 9, 1999, a final judgment of permanent injunction and other relief was entered in connection with the execution by each defendant of a consent to entry of injunction and the payment by each of Mr. Kanakaris and Mr. Valenti of a $25,000 civil penalty. Without admitting or denying any guilt involving the violations cited in the decrees, Mr. Kanakaris, Mr. Valenti and our company each have agreed pursuant to the consents to entry of injunction not to take actions that would violate federal securities laws in connection with the offer, purchase or sale of securities.

         Branch Lotspeich has served as President of Desience Corporation since June 1997. He has served as our Vice Chairman of the Board and Secretary and as a director since November 1997. Prior to that, he also served as Vice President of Desience Corporation from March 1992 through June 1997. Prior to that Mr. Lotspeich worked as an independent consultant in telecommunications, acquiring accounts including Proctor & Gamble and Cincinnati Bell Telephone. Mr. Lotspeich is a Summa Cum Laude graduate of the University of Cincinnati with a Bachelor of Fine Arts degree in Television Broadcasting.

         John Robert McKay has served as a director and as our Webmaster since August 1999. Mr. McKay served as our Vice President-Internet Division from November 1997 through July 1998. Mr. McKay has been a Webmaster since 1995 and has worked both full-time and as a consultant to our company's Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris, since 1994. Mr. McKay was a web site administrator for NNA Services, a non-profit educational organization, from 1993 to 1994. Prior to that, he served as Sales Promotion Manager for ORA Electronics/Alliance Corporation, an international consumer electronics company, from 1991 to 1992. From 1987 to 1991, Mr. McKay served as the advertising manager for Kelly-Moore Paint Co. Mr. McKay is a graduate of San Francisco State University with a Bachelor of Science degree in Marketing.

         Patrick McKenna has served as a director since March 2000. During the past five years, Mr. McKenna has held various positions in Seattle, Washington. Mr. McKenna has served as national alliance manager for iBEAM Broadcasting Corporation, an Internet broadcasting company, since March 2000. Mr. McKenna served as a business development manager for Kiket.com, a software company, from September 1998 to February 1999, and for Microsoft Corporation's Digital Media Division from February 1999 to March 2000. Prior to that time, Mr. McKenna served as a communications specialist for SJI, a telecommunications hardware company, from December 1996 to June 1998, and as president of Global Communications Network, an Internet telecommunications company, from December 1995 to June 1997. Mr. McKenna has a Bachelor of Arts degree in English from the University of Washington.

         Dr. Steven A. Newman has served as a director since March 2000. During the past five years, Mr. Newman has held various positions at Xybernaut Corporation, a computer and information technology company listed on the Nasdaq SmallCap Market under the symbol "XYBR." Dr. Newman has been a director of Xybernaut Corporation since January 1995, Vice Chairman of the Board of Xybernaut Corporation since August 1997, and a consultant to Xybernaut Corporation since January 1996. Prior to that time, Dr. Newman was the Executive Vice President and Secretary of Xybernaut Corporation from December 1994 through October 1995. Currently, Dr. Newman also provides business, management and administrative and consulting services to various medical and business groups. Dr. Newman is a graduate of Brooklyn College with a Bachelor of Arts degree and the University of Rochester with a Doctorate degree in Medicine.

         David T. Shomaker has served as our acting Chief Financial Officer since May 1999. He has been a partner of Haynie & Company, Certified Public Accountants, based in Orange County, California and Salt Lake City, Utah since 1990. Mr. Shomaker holds a Bachelor of Science degree in Accounting from Brigham Young University, Provo, Utah.

EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning compensation earned for all services rendered to our company in all capacities during the fiscal year ended September 30, 1999, for our Chief Executive Officer and our only other executive officer whose total compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION
                                  -------------------
          NAME AND
     PRINCIPAL POSITION            SALARY       BONUS
     ------------------            ------       -----

Alex Kanakaris...........          $105,000     $73,378
  Chairman of the Board,
  President and Chief
  Executive Officer

Branch Lotspeich........           $105,000     $18,838
  Vice Chairman of the
  Board and President of
  Desience Corporation

DIRECTOR COMPENSATION

         Our directors do not receive any compensation for attendance at Board of Directors meetings.

2000 STOCK OPTION PLAN

         Our board of directors and stockholders have approved our 2000 Stock Option Plan (the "2000 Plan"). The 2000 Plan is designed to enable us to offer an incentive-based compensation system to employees, officers and directors of our company and to employees of companies who do business with our company. The 2000 Plan provides for the grant of incentive stock options ("ISOs") and nonqualified stock options ("NQOs") (ISOs and NQOs are collectively referred to below as "Options"). As of May 1, 2000, we had a total of 12 employees, officers and directors eligible to receive Options under the 2000 Plan, but no Options were issued or outstanding under the 2000 Plan.

         A total of 3,000,000 shares of our common stock are authorized for issuance under the 2000 Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any Option, may again be used for awards under the 2000 Plan.

         The 2000 Plan will be administered by a committee of not less than two nor more than five persons appointed by the board of directors, each of whom must be a director of our company. Notwithstanding the foregoing, the board of directors may act as the committee under the 2000 Plan. It is the intent of the 2000 Plan that it be administered in a manner such that option grants and exercises would be "exempt" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The committee for the 2000 Plan currently is comprised of Alex Kanakaris, Branch Lotspeich and John McKay.

         The committee is empowered to select those eligible persons to whom Options shall be granted under the 2000 Plan; to determine the time or times at which each Option shall be granted, whether Options will be ISOs or NQOs, and the number of shares to be subject to each Option; and to fix the time and manner in which each such Option may be exercised, including the exercise price and option period, and other terms and conditions of such Options, all subject to the terms and conditions of the 2000 Plan. The committee has sole discretion to interpret and administer the 2000 Plan, and its decisions regarding the 2000 Plan are final.

         ISOs granted under the 2000 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of our company on the date of grant, such exercise price shall be not less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 2000 Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by the committee except that no Option may be exercised more than ten years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an Option may be made in cash, shares of our common stock or a combination of cash and shares of our company's common stock.

         The 2000 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the board of directors. The board of directors may not (i) materially impair any outstanding Options without the express consent of the optionee or (ii) materially increase the number of shares subject to the 2000 Plan, materially increase the benefits to optionees under the 2000 Plan, materially modify the requirements as to eligibility to participate in the 2000 Plan or alter the method of determining the Option exercise price without stockholder approval. No Option may be granted under the 2000 Plan after May 24, 2010.

         Although not intended as an anti-takeover measure by the board of directors, one of the possible effects of the 2000 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of our company. Such persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such attempt.

         In addition, Options may, in the discretion of the committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of the assets of our company, or other attempted changes in the control of our company. In the opinion of the board of directors, such an acceleration provision merely ensures that optionees under the 2000 Plan will be able to exercise their Options as intended by the board of directors and stockholders of our company prior to any such extraordinary corporate transaction that might serve to limit or restrict such right. The board of directors is, however, presently unaware of any threat of hostile takeover involving our company.

BOARD COMMITTEES; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our board of directors appointed an executive committee consisting of three directors, Alex Kanakaris, Branch Lotspeich and John McKay. Subject to any actions that may be taken by our full board of directors, the executive committee has the authority to:

         o Appoint officers and agents of our company and determine their salaries;
         o Borrow money, and issue bonds, notes or other obligations and evidences of indebtedness;
         o Authorize the corporate seal to be affixed to documents of our company;
         o Determine questions of general policy with regard to the business of our company;
         o        Make recommendations as to declaration of dividends;
         o Issue equity securities for cash, property or services rendered, at prices no less than 40% of the last bid price on the NASD's OTC Bulletin Board on the day prior to approval of issuance; and
         o Make loans from time to time to officers and employees of our company and determine the amount, interest rate and due date for the loans and whether the loans will be collateralized, provided that no loan may result in an outstanding loan balance of more than $300,000 at any one time (notwithstanding any loans made prior to May 17, 2000) and provided further that no funds received from any debenture agreement entered into by our company during 1999 and 2000 may be used to fund any such loans.

         As described above, the 2000 Plan will be administered by a committee of not less than two nor more than five persons appointed by the Board of Directors, each of whom must be a director of our company. Notwithstanding the foregoing, the board of directors may act as the committee under the 2000 Plan. The committee for the 2000 Plan currently is comprised of Alex Kanakaris, Branch Lotspeich and John McKay.

         No executive officer of our company has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of our company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation and Bylaws, as amended and restated, provide that our company shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision would be both as to action in an official capacity and in another capacity while holding office. Indemnification would continue as to a person who has ceased to be a director, officer, employee or agent and would extend to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

         Our Articles of Incorporation, as amended and restated, also provide that a director of our company shall not be liable to our company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of a director of our company in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. The proposed amended and restated articles incorporation would not, however, eliminate or limit a director's liability for (i) any act or omission involving intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of unlawful distributions to stockholders. Furthermore, it would not limit liability for claims against a director arising out of his or her role as an officer or in any other capacity, nor would it affect the director's responsibilities under the federal securities laws or any other law.

         Certain of the selling security holders and our company each have agreed to indemnify the other and their respective officers, directors and other controlling persons against certain liabilities in connection with this registration, including liabilities under the Securities Act of 1933, and to contribute to payments such persons may be required to make in respect thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     PRINCIPAL AND SELLING SECURITY HOLDERS

         The following table sets forth information as of April 14, 2000 with respect to the beneficial ownership of our common stock both before and immediately following the offering by:

         o each person known by us to own beneficially more than five percent, in the aggregate, of the outstanding shares of our common stock;

         o    the selling security holders;

         o each of our directors and our named executive officers in the summary compensation table at page 27; and

         o    all executive officers and directors as group.

        The following calculations of the percentages of outstanding shares are based on 31,090,775 shares of our common stock outstanding as of April 14, 2000 (excluding an aggregate of 9,894,128 shares of common stock issuable into escrow as security for our performance of certain obligations under the debenture offering documents for our February and April private placements).

         We determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, which generally require inclusion of shares over which a person has voting or investment power. Share ownership in each case includes shares issuable upon exercise of outstanding options and warrants or conversion of outstanding shares of Class A Convertible Preferred Stock or debentures and interest payable thereon that are convertible within sixty days of April 14, 2000, as described in the footnotes below. Except as stated in the footnotes to the table, percentage of ownership is calculated pursuant to Securities and Exchange Commission Rule 13d-3(d)(i).

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders, but we will receive proceeds from the exercise of warrants and options to purchase common stock to the extent that such common stock is included in the shares being offered pursuant to this prospectus.

                                                   Shares of Class                  Shares of
                                                     Beneficially                  Class Being                 Shares of Class
     Name and Address of              Title of        Owned Prior                 Offered Pursuant            Beneficially Owned
     Beneficial Owner(1)              Class        to this Offering              to this Prospectus          After this Offering(2)
      -----------------               -----       -------------------            ------------------         ------------------------
                                               Number           Percent                                     Number          Percent
                                               ------           -------                                     ------          -------
Bank Insinger de Beaufort
Heregracht 551
1017 BW Amsterdam
Netherlands...........................Common  8,581,062(3)(4)   21.72%              8,581,062(3)(4)            -                -

Alex F. Kanakaris.....................Common  5,015,147(5)      14.67%                500,000(6)           4,515,147(7)      13.40%
                         Class A Convertible
                                   Preferred  1,000,000        100.00%                     -               1,000,000        100.00%

AJW Partners, LLC
155 First Street, Suite B
Mineola, NY 11501.....................Common  3,546,456(8)(4)   10.32%              3,546,456(8)(4)           -                -

New Millenium Capital Partners II, LLC
155 First Street, Suite B
Mineola, NY 11501.....................Common  3,546,456(8)(4)   10.32%              3,546,456(8)(4)           -                -

David Valenti
519 Idaho Avenue
Santa Monica, CA 90403................Common  2,497,280(9)       7.96%                     -               2,497,280(9)       7.96%

Branch Lotspeich......................Common  2,474,976(10)      7.66%                100,000(6)           2,374,976(11)      7.38%

Alliance Equities
12147 Northwest 9th Drive
Coral Springs, FL  33071..............Common  1,066,667(12)      3.43%                866,667(12)            200,000           *

John Robert McKay.....................Common  1,000,000(13)      3.18%                100,000(6)             900,000(14)      2.87%

Equilibrium Equity, LLC
155 First Street, Suite B
Mineola, NY 11501.....................Common  1,284,024(15)(4)   3.97%               1,284,024(15)(4)          -                -

David T. Shomaker.....................Common     90,000(16)        *                       -                  90,000(16)        *

Lisa Lawrence.........................Common    280,000(17)        *                   50,000(6)             230,000(18)        *

Dr. Steven A. Newman..................Common        -              -                       -                   -                -

Patrick McKenna.... ... ..............Common        -              -                       -                   -                -

All directors and executive
officers as a group
(6 persons)...........................Common    8,580,123(19)    24.01%               700,000(6)           7,880,123(20)    22.49%
                         Class A Convertible
                                   Preferred    1,000,000       100.00%                    -               1,000,000       100.00%

---------------
* Less than 1%.
(1) Unless otherwise indicated, the address of each person in this table is c/o Kanakaris Wireless, 3303 Harbor Boulevard, Suite F-3, Costa Mesa, California 92626. Messrs. Kanakaris, Lotspeich and McKay are directors and executive officers of our company. Messrs. Newman and McKenna are directors of our company. Mr. Shomaker is Acting Chief Financial Officer of our company. Ms. Lawrence is an employee of our company. Mr. Valenti is a former director and former employee of our subsidiary, Kanakaris InternetWorks, Inc.
(2) Assumes that all of the shares being offered are sold pursuant to this prospectus.
(3) Represents (a) 159,922 shares of common stock issued and outstanding, 567,012 shares of common stock issuable upon conversion of debentures and as payment of interest thereon and 150,000 shares of common stock issuable upon exercise of warrants, all of which shares are carried forward from Registration No. 333-31748 pursuant to Rule 429, (b) 3,402,064 shares of common stock issuable upon conversion of debentures and as payment of interest thereon and 450,000 shares of common stock issuable upon exercise of warrants and (c) 3,402,064 shares of common stock issuable upon conversion of debentures and as payment of interest thereon and 450,000 shares of common stock issuable upon exercise of warrants, which debentures and warrants we are obligated to issue and the selling security holder is obligated to purchase, if the trading price of a share of our common stock is at least $1.75 for the ten consecutive trading days immediately preceding the date that the registration statement of which this prospectus is a part is declared effective.

(4) The number of shares of common stock issuable upon conversion of the debentures and as payment of interest thereon (the "conversion shares") is dependent in part upon the market price of the common stock prior to a conversion and is subject to certain conversion limitations. Consequently, the number of conversion shares included in the table for this selling security holder represents a good faith estimate of the number of shares of common stock issuable upon conversion of the debentures and as payment of interest thereon and is based upon 200% of the shares that would be issuable at an assumed conversion price of $0.97 per share. This number exceeds the number of shares of common stock that this selling security holder could own beneficially at any given time through its ownership of the debentures because the debentures may not be converted into common stock, nor may the selling security holder receive shares in payment of interest thereon, if the selling security holder and any affiliate would, as a result, beneficially own more than 4.999% of our company's issued and outstanding shares of common stock, or if certain other conversion limitations described below in this prospectus under the headings "Description of 10% Convertible Debentures Due May 1, 2001" and "Description of 10% Convertible Debentures Due February 1, 2001" are exceeded. In addition, conversion shares relating to debentures and warrants that the selling security holder is obligated to purchase if the trading price of a share of our common stock is at least $1.75 for the ten consecutive trading days immediately preceding the date that the registration statement of which this prospectus is a part is declared effective have been included as beneficially owned by the selling security holder. In these respects, beneficial ownership of this selling security holder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(5) Consists of 1,915,147 shares of common stock issued and outstanding, 1,000,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock and 2,100,000 shares of common stock issuable upon exercise of options.
(6)      Represents shares of common stock issuable upon exercise of options.
(7) Consists of 1,915,147 shares of common stock issued and outstanding, 1,000,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock and 1,600,000 shares of common stock issuable upon exercise of options.
(8) Represents (a) 261,404 shares of common stock issued and outstanding and 75,000 shares of common stock issuable upon exercise of warrants, all of which shares are carried forward from Registration No. 333-31748 pursuant to Rule 429, (b) 1,417,526 shares of common stock issuable upon conversion of debentures and as payment of interest thereon and 187,500 shares of common stock issuable upon exercise of warrants and
         (c) 1,417,526 shares of common stock issuable upon conversion of debentures and as payment of interest thereon and 187,500 shares of common stock issuable upon exercise of warrants, which debentures and warrants we are obligated to issue and the selling security holder is obligated to purchase, if the trading price of a share of our common stock is at least $1.75 for the ten consecutive trading days immediately preceding the date that the registration statement of which this prospectus is a part is declared effective.
(9) Consists of 2,197,280 shares of common stock issued and outstanding and 300,000 shares of common stock issuable upon exercise of options.
(10) Consists of 1,274,976 shares of common stock issued and outstanding and 1,200,000 shares of common stock issuable upon exercise of options.
(11) Consists of 1,274,976 shares of common stock issued and outstanding and 1,100,000 shares of common stock issuable upon exercise of options.

(12) Includes 866,667 shares of common stock issued and outstanding that are carried forward from Registration No. 333-84909 pursuant to Rule 429.
(13) Consists of 655,000 shares of common stock issued and outstanding and 345,000 shares of common stock issuable upon exercise of options.
(14) Consists of 655,000 shares of common stock issued and outstanding and 245,000 shares of common stock issuable upon exercise of options.
(15) Represents (a) 567,012 shares of common stock issuable upon conversion of debentures and as payment of interest thereon and 75,000 shares of common stock issuable upon exercise of warrants and (b) 567,012 shares of common stock issuable upon conversion of debentures and as payment of interest thereon and 75,000 shares of common stock issuable upon exercise of warrants, which debentures and warrants we are obligated to issue and the selling security holder is obligated to purchase, if the trading price of a share of our common stock is at least $1.75 for the ten consecutive trading days immediately preceding the date that the registration statement of which this prospectus is a part is declared effective.
(16) Includes 60,000 shares held by Haynie & Company, a certified public accounting corporation that provides our company with certain accounting services and of which Mr. Shomaker is a minority stockholder. Mr. Shomaker disclaims beneficial ownership of the 60,000 shares held by Haynie & Company.
(17) Consists of 5,000 shares of common stock issued and outstanding and 275,000 shares of common stock issuable upon exercise of an option.
(18) Consists of 5,000 shares of common stock issued and outstanding and 225,000 shares of common stock issuable upon exercise of an option.
(19) Consists of 3,935,123 shares of common stock issued and outstanding, 1,000,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock and 3,645,000 shares of common stock issuable upon exercise of options.
(20) Consists of 3,935,123 shares of common stock issued and outstanding, 1,000,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock and 2,945,000 shares of common stock issuable upon exercise of options.

         We will prepare and file all amendments and supplements to the registration statement as may be necessary in accordance with the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act") to keep it effective until the earlier to occur of the following: the date as of which all shares of common stock offered hereby may be resold in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, pursuant to Rule 144 under the Securities Act; or the date as of which all shares of common stock offered hereby have been resold. We have agreed to pay the expenses, other than broker discounts and commissions, if any, in connection with this prospectus.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered pursuant to this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o        short sales or transactions to cover short sales;

         o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

         o        a combination of any of these methods of sale; or

         o        any other method permitted by applicable law

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to such prevailing market price;

         o        at negotiated prices; or

         o such other price as the selling security holder determines from time to time.

         The shares may also be sold pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may also engage in short sales against the box, puts and calls and other transactions in securities of our company or derivatives of our company securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In such event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our company's knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling security holders and any other persons participating in the sale or distribution of the shares offered pursuant to this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under such act, including, without limitation, Regulation
M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to certain of the selling security holders. We have agreed to indemnify certain of the selling security holders against specified losses, claims, damages and liabilities, including liabilities under the Securities Act.


         DESCRIPTION OF 10% CONVERTIBLE DEBENTURES DUE MAY 1, 2001

         The securities being offered by certain of the selling security holders include shares of common stock that are issuable upon the conversion of convertible debentures and upon the exercise of warrants that we issued in a private offering in April 2000. The debentures sold in that offering were in the original aggregate principal amount of $3,000,000. The debentures bear an interest rate of 10% per annum. In that transaction, we also issued five-year warrants to purchase an aggregate of 900,000 shares of our common stock at an initial exercise price of $1.90 per share.

         The debentures are convertible into common stock at a rate equal to the lowest of $.97 or 66.66% of the average closing bid price for the common stock during the 20 trading days immediately preceding the conversion date.

         However, the debentures may not be converted into common stock, nor may the holder receive shares in payment of interest, if the debenture holder and any affiliate would, as a result, beneficially own more than 4.999% of our company's issued and outstanding shares of common stock. This limitation could be waived by the holder as to itself by giving 5 days' prior notice to us. Further, as a separate restriction, a holder may not convert the debentures into common stock, nor may the holder receive shares in payment of interest, if as a result, he together with his affiliates would beneficially own in excess of 9.999% of our company's issued and outstanding common stock. This provision can also be waived by the holder as to itself by giving 15 days' prior notice to us. Finally, we may not issue upon conversion in excess of 19.999% of the number of shares of common stock outstanding immediately prior to the closing of the sale of the debentures (subject to adjustment) if the common stock is then listed for trading on the Nasdaq National Market or the Nasdaq Small Cap Market and we have not obtained stockholder approval for such issuance. However, the conversion limitations do not preclude a holder from converting and selling all or a portion of the outstanding principal amount of the debentures that would result in the beneficial ownership by such holder of less than 4.999% of 9.999% (as applicable) of the shares of common stock then outstanding, and thereafter converting and selling an additional similar portion of its holdings. In this manner such holder could over time receive and sell a number of shares of common stock in excess of 4.999% or 9.999% (as applicable) of the shares of common stock outstanding while never beneficially owning more than 4.999% or 9.999% (as applicable) at any one time.

         As security for our performance of our obligation to issue shares upon conversion of the debentures, we were required to deposit into an escrow account 8,604,128 shares of our common stock underlying those debentures (subject to certain adjustments). If we fail to issue the appropriate number of shares of common stock upon conversion of the debentures, the escrow agent will transfer the appropriate number of escrow shares to the holder. The escrow arrangement terminates when the debentures have been converted or redeemed by us or otherwise repaid to the holders in full. Upon termination of the escrow arrangement, the shares of our common stock, if any, remaining in the escrow account will be returned to us.

         This prospectus does not cover the sale or other transfer of the debentures or warrants or the issuance of shares of common stock to holders of debentures upon conversion or to holders of warrants upon exercise. If a selling security holder transfers its debentures or warrants prior to conversion or exercise, the transferee of the debentures or warrants may not sell the shares of common stock issuable upon conversion or exercise of the debentures or warrants under the terms of this prospectus unless this prospectus is appropriately amended or supplemented by us.

         For the period a holder holds our debentures or warrants, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the debentures or exercise of the warrants. The holders of the debentures and warrants may be expected to voluntarily convert their debentures or exercise their warrants when the conversion or exercise price is less than the market price for our common stock. Further, the terms on which we could obtain additional capital during the period in which the debentures or warrants remain outstanding may be adversely affected.


         DESCRIPTION OF 10% CONVERTIBLE DEBENTURES DUE FEBRUARY 1, 2001

         The securities being offered by certain of the selling security holders include shares of common stock that are issuable upon the conversion of convertible debentures and upon the exercise of warrants that we issued in a private offering in February 2000. The debentures sold in that offering were in the original aggregate principal amount of $1,000,000. The debentures bear an interest rate of 10% per annum. In that transaction, we also issued five-year warrants to purchase an aggregate of 300,000 shares of our common stock at an initial exercise price of $1.90 per share.

         The debentures are convertible into common stock at a rate equal to the lowest of $.97 or 66.66% of the average closing bid price for the common stock during the 20 trading days immediately preceding the conversion date.

         However, the debentures may not be converted into common stock, nor may the holder receive shares in payment of interest, if the debenture holder and any affiliate would, as a result, beneficially own more than 4.999% of our company's issued and outstanding shares of common stock. This limitation could be waived by the holder as to itself by giving 5 days' prior notice to us. Further, as a separate restriction, a holder may not convert the debentures into common stock, nor may the holder receive shares in payment of interest, if as a result, he together with his affiliates would beneficially own in excess of 9.999% of our company's issued and outstanding common stock. This provision can also be waived by the holder as to itself by giving 15 days' prior notice to us. Finally, we may not issue upon conversion in excess of 19.999% of the number of shares of common stock outstanding immediately prior to the closing of the sale of the debentures (subject to adjustment) if the common stock is then listed for trading on the Nasdaq National Market or the Nasdaq Small Cap Market and we have not obtained stockholder approval for such issuance. However, the conversion limitations do not preclude a holder from converting and selling all or a portion of the outstanding principal amount of the debentures that would result in the beneficial ownership by such holder of less than 4.999% of 9.999% (as applicable) of the shares of common stock then outstanding, and thereafter converting and selling an additional similar portion of its holdings. In this manner such holder could over time receive and sell a number of shares of common stock in excess of 4.999% or 9.999% (as applicable) of the shares of common stock outstanding while never beneficially owning more than 4.999% or 9.999% (as applicable) at any one time.

         As security for our performance of our obligation to issue shares upon conversion of the debentures, we were required to deposit into an escrow account 1,290,000 shares of our common stock underlying those debentures (subject to certain adjustments). If we fail to issue the appropriate number of shares of common stock upon conversion of the debentures, the escrow agent will transfer the appropriate number of escrow shares to the holder. The escrow arrangement terminates when the debentures have been converted or redeemed by us or otherwise repaid to the holders in full. Upon termination of the escrow arrangement, the shares of our common stock, if any, remaining in the escrow account will be returned to us.

         This prospectus does not cover the sale or other transfer of the debentures or warrants or the issuance of shares of common stock to holders of debentures upon conversion or to holders of warrants upon exercise. If a selling security holder transfers its debentures or warrants prior to conversion or exercise, the transferee of the debentures or warrants may not sell the shares of common stock issuable upon conversion or exercise of the debentures or warrants under the terms of this prospectus unless this prospectus is appropriately amended or supplemented by us.

         For the period a holder holds our debentures or warrants, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the debentures or exercise of the warrants. The holders of the debentures and warrants may be expected to voluntarily convert their debentures or exercise their warrants when the conversion or exercise price is less than the market price for our common stock. Further, the terms on which we could obtain additional capital during the period in which the debentures or warrants remain outstanding may be adversely affected.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the acquisition by Kanakaris InternetWorks, Inc. of Desience Corporation in October 1997, Mr. Lotspeich, our Vice Chairman of the Board and Secretary, became entitled to receive 2.5% of the gross sales of Desience Corporation. Effective as of January 1, 2000, Mr. Lotspeich voluntarily relinquished his rights to receive a percentage of gross sales for periods after December 31, 1999. As of March 31, 2000, $46,526 was due and payable to Mr. Lotspeich pursuant to this arrangement.

         Effective as of February 26, 1997, Alex Kanakaris, who is our Chairman of the Board, President and Chief Executive Officer and who was then a director and the President of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between February 26, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment at maturity of the note on February 26, 2002. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of March 31, 2000, the outstanding principal balance of this note was $29,760.

         Effective as of February 27, 1997, David Valenti, who is currently one of our principal stockholders and who was then a director and the national sales manager of Kanakaris InternetWorks, Inc. executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between February 26, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment at maturity of the note on February 26, 2002. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of March 31, 2000, the outstanding principal balance of this note was $29,760.

         Effective as of April 7, 1997, John McKay, who is a director and the webmaster of our company and who was then a director and the webmaster of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $18,000 or the sum of the drawn amounts between April 7, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment at maturity of the note on April 7, 2002. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of March 31, 2000, the outstanding principal balance of this note was $10,200.

         Effective as of May 19, 1997, Branch Lotspeich, who is a director and executive officer of our company and who was then a director of Kanakaris InternetWorks, Inc. and the President of Desience Corporation, executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $10,000 or the sum of the drawn amounts between May 19, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment at maturity of the note on May 19, 2002. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of March 31, 1999, the outstanding principal balance of this note was $5,760.

         Effective as of September 30, 1997, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of $101,915.49, with interest at an annual rate of 8.0%. Principal and interest payments under the note are due in annual installments of $38,250.03 commencing September 30, 1998 and continuing until September 30, 2002, at which time the remaining unpaid principal and interest shall be due in full. As of March 31, 2000, the outstanding principal balance of this note was $76,500, and the note was prepaid through May 31, 2000.

         On January 8, 1998, John McKay executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment at maturity of the note on January 1, 2003. Principal payments are due in five equal installments annually commencing December 31, 1999, with a final principal payment at maturity of the note. As of March 31, 2000, the outstanding principal balance of this note was $7,200.

         On January 8, 1998, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $85,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment at maturity of the note on January 1, 2003. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of March 31, 2000, the outstanding principal balance of this note was $12,480.

         On January 8, 1998, Branch Lotspeich executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $30,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment at maturity of the note on January 1, 2003. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of March 31, 2000, the outstanding principal balance of this note was $6,000.

         On January 8, 1998, David Valenti executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $85,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment at maturity of the note on January 1, 2003. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of March 31, 2000, the outstanding principal balance of this note was $7,680.

         David Shomaker, our acting Chief Financial Officer, is a partner of Haynie & Co., a certified public accounting firm. Our company engaged Haynie & Co. to provide us with accounting assistance, tax preparation services and acting Chief Financial Officer services for the twelve months commencing in May 1999. To date, we have issued 175,000 shares to Haynie & Co. in connection with this arrangement. Also in connection with this arrangement, our company paid to Haynie & Co. a fee of $1,000 per month during each month from May 1999 through October 1999, $2,000 per month from November 1999 through January 2000 and $4,000 per month commencing in February 2000.

         On December 27, 1999, our company executed an unsecured promissory note in favor of Branch Lotspeich in the principal amount of $35,000, with interest at an annual rate of 5%. Payment of principal and accrued interest is due on or before January 10, 2002, with monthly payments of at least 5% of the outstanding balance to be made beginning in February 2000. As of March 31, 2000, the outstanding principal balance of this note was $17,500.

         On December 31, 1999, we granted options to purchase up to 2,100,000 shares of common stock to Alex Kanakaris, options to purchase up to 1,200,000 shares of common stock to Branch Lotspeich and options to purchase up to 345,000 shares of common stock to John McKay, each with an exercise price of $0.52 per share, which was the fair market value of a share of common stock on the date of grant.

         On January 7, 2000, our company's Desience Division executed an unsecured promissory note in favor of Alex Kanakaris in the principal amount of $35,000, with interest at an annual rate of 5%. Payment of principal and accrued interest was due on or before May 10, 2000. This note has been repaid in full.

         On January 13, 2000, we granted options to purchase up to 300,000 shares of common stock to David Valenti with an exercise price of $1.31 per share, which was the fair market value of a share of common stock on the date of grant.

         In April 2000, our company issued an aggregate of $3,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 900,000 shares of common stock in a private offering to four accredited investors. Each of three of the investors, if certain conversion limitations are disregarded, were beneficial owners of 5% or more of our outstanding shares of common stock. The net offering proceeds were approximately $2,600,000 in cash. The debentures are convertible into shares of common stock at the lesser of $.97 per share or 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants are exercisable into shares of common stock at an initial exercise price of $1.90 per share. If the trading price of a share of our common stock is at least $1.75 for the ten consecutive trading days immediately preceding the date that the registration statement of which this prospectus is a part is declared effective, we are obligated to issue, and the investors are obligated to purchase, an aggregate of $3,000,000 of additional 10% convertible debentures and accompanying warrants to purchase up to 900,000 shares of common stock.

         On May 17, 2000, Alex Kanakaris executed a promissory note in favor of our company in the principal amount of $160,000, with interest on the unpaid principal balance at an annual rate of 7.0%. Principal and all accrued interest are due on or before May 16, 2001. The note is collateralized by 142,223 shares of common stock of our company owned by Mr. Kanakaris.


                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. Of the 5,000,000 shares of preferred stock, 1,000,000 shares have been designated as Class A Convertible Preferred Stock and the remaining 4,000,000 shares of preferred stock are undesignated. As of May 8, 2000, there were 31,090,775 shares of common stock outstanding held by approximately 250 holders of record and 1,000,000 shares of Class A Convertible Preferred Stock outstanding held by Alex Kanakaris, a director and the Chairman of the Board, President and Chief Executive Officer of our company. The following is a description of the capital stock of our company.

COMMON STOCK

         The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

         The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon liquidation, dissolution or winding-up of the company, the assets legally available for distribution to stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and the rights of any outstanding class or series of preferred stock to have priority to distributed assets.

         All outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, when issued and delivered, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subordinate to any series of preferred stock that we may issue in the future.

PREFERRED STOCK

         Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. No shares of preferred stock presently are outstanding other than the shares of our Class A Convertible Preferred Stock and we have no present plans to issue any additional preferred shares. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock.

CLASS A CONVERTIBLE PREFERRED STOCK

         Shares of our Class A Convertible Preferred Stock rank senior to our common stock as to dividends and distributions. The holders of outstanding shares of Class A Preferred are entitled to receive dividends out of assets legally available therefor at times and in amounts as the board of directors may from time to time determine, before any dividend is paid on common stock.

         Holders of Class A Preferred are entitled to twenty non-cumulative votes per share on all matters presented to our stockholders for action, which right could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock. In addition, the affirmative vote of the holders of a majority of the Class A Preferred then outstanding, voting as a separate class, is required for our company to do any of the following:

         o amend, alter or repeal any of the preferences or rights of the Class A Preferred;
         o        authorize any reclassification of the Class A Preferred;
         o        increase the authorized number of shares of the Class A
                  Preferred; or
         o create any class or series of shares ranking prior to the Class A Preferred as to dividends or upon liquidation. The Class A Preferred is not entitled to preemptive rights.

         Shares of Class A Preferred have a liquidation preference of $.10 per share plus accumulated and unpaid dividends. After payment of the full amount of the liquidating distribution to which they are entitled, holders of Class A Preferred will not be entitled to any further participation in any distribution of assets by our company.

         The Class A Preferred may be redeemed by our company at any time upon 30 days' prior written notice at a redemption price of $.50 per share. Holders of Class A Preferred have the right to convert their shares of Class A Preferred into our common stock until the third business day prior to the end of the 30-day notice period. The redemption price for Class A Preferred is payable together with accumulated and unpaid dividends to the date fixed for redemption. If full cumulative dividends on the Class A Preferred through the most recent dividend payment date have not been paid, the Class A Preferred may not be redeemed in part unless approved by the holders of a majority of the outstanding shares of Class A Preferred, and our company may not purchase or acquire any share of Class A Preferred other than pursuant to a purchase or exchange offer made on the same terms to all holders of Class A Preferred. If less than all outstanding shares of Class A Preferred are to be redeemed, our company will select those to be redeemed by lot or a substantially equivalent method.

         The shares of Class A Preferred are not subject to any sinking fund or other similar provision. The redemption by our company of all or part of the Class A Preferred is subject to the availability of cash. Moreover, under Nevada law, shares of capital stock shall not be redeemed when the capital of a company is impaired or when the redemption would cause any impairment of capital.

         Holders of Class A Preferred have the right to convert their shares of Class A Preferred into shares of common stock at any time before the third business day prior to the end of any 30-day redemption notice period, at an initial conversion rate of one share of common stock per share of Class A Preferred. The conversion rate is subject to certain anti-dilution adjustments. If our company disappears in a merger or consolidation or we sell substantially all of our assets, each share of Class A Preferred will entitle the holder to convert such shares into the kind and amount of consideration that the holder would have been entitled to receive immediately after such transaction.


                          TRANSFER AGENT AND REGISTRAR

         The stock transfer agent and registrar for our common stock is Alpha Tech Stock Transfer & Trust Company.


                                  LEGAL MATTERS

         Certain legal matters with respect to the legality of the shares offered pursuant to this prospectus will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.


                                     EXPERTS

         The consolidated financial statements of Kanakaris Communications, Inc. and subsidiaries for the years ended September 30, 1999 and 1998 have been included in this prospectus and in the registration statement in reliance upon the report of Weinberg & Company, P.A., independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                        CHANGE IN INDEPENDENT ACCOUNTANTS

         In May 1998, our company engaged Weinberg & Company, P.A. as the independent certified public accountants for our company and its subsidiaries. Prior thereto, Tanner + Co. served as the independent certified public accountant for our company's subsidiaries. The change in accountants from Tanner + Co. to Weinberg & Company, P.A. was effective for the audit of the financial statements for the year ended September 30, 1997, was unanimously approved by our board of directors and was not due to any disagreements between our company or its subsidiaries and Tanner + Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933, and the rules and regulations enacted under its authority, with respect to the common stock offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement. Each statement concerning a contract or document which is filed as an exhibit should be read along with the entire contract or document. For further information regarding us and the common stock offered in this prospectus, reference is made to this registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Copies of these documents may be obtained from the Commission at its principal office in Washington, D.C. upon the payment of the charges prescribed by the Commission.

         The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Commission's address on the World Wide Web is http://www.sec.gov. Our main web site is http://www.KKRS.Net.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                          INDEX TO FINANCIAL STATEMENTS

                         KANAKARIS COMMUNICATIONS, INC.
                                AND SUBSIDIARIES
                                                                           Page
                                                                           ----

Report of Independent Public Accountants....................................F-2

Consolidated Balance Sheets at September 30, 1999 and 1998..................F-3

Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
     for the Years Ended September 30, 1999 and 1998........................F-5

Consolidated Statements of Operations for the Years Ended September 30,
     1999 and 1998..........................................................F-7

Consolidated Statements of Cash Flows for the Years Ended September 30,
     1999 and 1998..........................................................F-8

Notes to Consolidated Financial Statements as of September 30, 1999
     and 1998...............................................................F-10

Consolidated Balance Sheet at March 31, 2000 (unaudited)....................F-30

Consolidated Statements of Operations for the Six Months and Three Months
     Ended March 31, 2000 and 1999 (unaudited)..............................F-32

Consolidated Statements of Cash Flows for the Six Months and Three Months
     Ended March 31, 2000 and 1999 (unaudited)..............................F-33

Consolidated Statement of Changes in Stockholders' Equity for the
     Six Months Ended March 31, 2000 (unaudited)............................F-34

Notes to Condensed Consolidated Financial Statements March 31, 2000
(unaudited).................................................................F-35

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors of:
Kanakaris Communications, Inc.

We have audited the accompanying consolidated balance sheets of Kanakaris Communications, Inc. and Subsidiaries as of September 30, 1999 and 1998 and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kanakaris Communications, Inc. and Subsidiaries as of September 30, 1999 and 1998 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                     WEINBERG & COMPANY, P.A.



Boca Raton, Florida
December 2, 1999

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998
                           ---------------------------


                                     ASSETS
                                     ------

                                                           1999         1998
                                                       -----------  -----------

CURRENT ASSETS
 Cash                                                  $  155,063   $    5,415
 Accounts receivable                                      154,110      118,473
 Inventory                                                   -          10,122
 Advances to suppliers                                       -           7,839
 Current maturities of notes
  receivable-shareholders and
  related parties                                          61,695       36,280
 Interest receivable                                        2,404       16,683
 Prepaid expenses                                          60,813         -
                                                       -----------  -----------

   Total Current Assets                                   434,085      194,812
                                                       -----------  -----------


PROPERTY AND EQUIPMENT
 Furniture and equipment                                   50,051       22,631
 Less: Accumulated depreciation                           (12,718)      (6,184)
                                                       -----------  -----------

   Total Property and Equipment                            37,333       16,447
                                                       -----------  -----------


OTHER ASSETS
 Notes receivable - shareholders and
  related parties - non-current                           185,338      247,033
 Organization costs - net                                   1,450        2,050
 Security deposits                                          1,400          700
 Goodwill - net of amortization                           340,697      326,928
                                                       -----------  -----------

   Total Other Assets                                     528,885      576,711
                                                       -----------  -----------


TOTAL ASSETS                                           $1,000,303   $  787,970
------------                                           ===========  ===========



                 See accompanying notes to financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998
                           ---------------------------

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                -------------------------------------------------


                                                           1999         1998
                                                       -----------  -----------

CURRENT LIABILITIES
 Accounts payable and accrued expenses                 $  933,210   $  521,432
 Convertible debentures                                   620,000         -
 Notes payable                                               -          25,000
 Due to former shareholder of subsidiary                   70,709       30,937
 Customer deposits                                           -          29,427
                                                       -----------  -----------

   Total Current Liabilities                            1,623,919      606,796

LONG-TERM LIABILITIES
 Royalties payable                                           -          20,753
                                                       -----------  -----------

   Total Liabilities                                    1,623,919      627,549
                                                       -----------  -----------

STOCKHOLDERS' EQUITY (DEFICIENCY)
 Preferred stock, $0.01 par value;
  5,000,000 shares authorized;
  1,000,000 Class A Convertible
  issued and outstanding in 1999 and 1998                  10,000       10,000
 Common stock, $0.001 par value;
  100,000,000 shares authorized;
  25,958,050 issued and 25,859,026
  outstanding in 1999; 19,179,636
  issued and 19,080,612 outstanding in 1998                25,958       19,179
 Common shares to be issued, 1,340,140                       -           1,340
 Additional paid-in capital                             7,907,746    5,155,362
 Accumulated deficit                                   (8,364,140)  (4,822,280)
  Less subscriptions receivable
  (1,260,000 shares, common)                               (1,260)      (1,260)
                                                       -----------  -----------
 Total paid-in capital and
  retained earnings (deficit)                            (421,696)     362,341
 Less cost of treasury stock
  (99,024 shares, common)                                (201,920)    (201,920)
                                                       -----------  -----------
   TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)               (623,616)     160,421
                                                       -----------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS'
-----------------------------------
 EQUITY (DEFICIENCY)                                   $1,000,303   $  787,970
 -------------------                                   ===========  ===========


                 See accompanying notes to financial statements.


                                             KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                             FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                                             -----------------------------------------------

                                                         COMMON STOCK                      ADDITIONAL
                                       COMMON STOCK      TO BE ISSUED    PREFERRED STOCK    PAID-IN
                                     SHARES    AMOUNT   SHARES  AMOUNT   SHARES    AMOUNT   CAPITAL
                                   ---------- ------- --------- ------ ----------- ------- ----------
Balance, September 30, 1997         2,802,154  28,022      -    $ -     1,697,280   16,973  1,011,876

Stock Issued For:
 Cash                                  22,680     227      -      -          -        -        43,073
 Consulting fees                    1,500,843  15,008      -      -          -        -     2,850,401
 Advertising services                   5,000      50      -      -          -        -         9,496

Recapitalization Transactions:
------------------------------

 Cancellation of KIW, Inc.
  stock resulting from
  recapitalization                 (4,330,677)(43,307)     -      -    (1,697,280) (16,973)    60,280
 Pre exchange Big Tex
  Common stock outstanding          6,000,000   6,000                                          (6,000)

 Surrender of Common Stock by
  50% Shareholder of Big Tex       (3,000,000) (3,000)     -      -          -        -         3,000

 Issuance of Common Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.               6,000,000   6,000      -      -          -        -        (6,000)

 Issuance of Preferred Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.                    -       -         -      -     1,000,000   10,000    (10,000)
                                   ---------- ------- --------- ------ ----------- ------- -----------

Balance after recapitalization      9,000,000   9,000      -      -     1,000,000   10,000  3,956,126

Stock Issued For:
 Cash                                 155,250     155    96,000     96       -        -       184,624
 Consulting fees                    1,703,200   1,703   100,000    100       -        -       306,793
 Executive compensation             3,000,000   3,000      -      -          -        -       180,750
 Advertising services                  20,000      20      -      -          -        -        61,230
 504 offering                       3,981,800   3,982   537,500    537       -        -       466,505
 Subscriptions                      1,260,000   1,260      -      -          -        -          -
 Stock exchange program                59,386      59   606,640    607       -        -          (666)

Treasury stock redemption

Net loss 1998                            -       -         -      -          -        -          -
                                   ---------- ------- --------- ------ ----------- ------- -----------

BALANCE, SEPTEMBER 30, 1998        19,179,636 $19,179 1,340,140 $1,340  1,000,000  $10,000 $5,155,362
---------------------------

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - continued


                                               TREASURY        STOCK
                                 ACCUMULATED    STOCK      SUBSCRIPTIONS
                                   DEFICIT      AMOUNT      RECEIVABLE      TOTAL
                                 ------------ -----------  ------------- -----------
Balance, September 30, 1997         (765,881) $     -      $      -         290,990

Stock Issued For:
 Cash                                   -           -             -          43,300
 Consulting fees                        -           -             -       2,865,409
 Advertising services                   -           -             -           9,546

Recapitalization Transactions:

 Cancellation of KIW, Inc.
  stock resulting from
  recapitalization                      -           -             -            -
 Pre exchange Big Tex
  Common stock outstanding                                                     -

 Surrender of Common Stock by
  50% Shareholder of Big Tex            -           -             -            -

 Issuance of Common Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.                   -           -             -            -

 Issuance of Preferred Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.                   -           -             -            -
                                 ------------ -----------  ------------- -----------

Balance after recapitalization      (765,881)       -             -       3,209,245

Stock Issued For:
 Cash                                   -           -             -         184,875
 Consulting fees                        -           -             -         308,596
 Executive compensation                 -           -             -         183,750
 Advertising services                   -           -             -          61,250
 504 offering                           -           -             -         471,024
 Subscriptions                          -           -            (1,260)       -
 Stock exchange program                 -           -             -            -

Treasury stock redemption               -       (201,920)         -        (201,920)

Net loss 1998                     (4,056,399)       -             -      (4,056,399)
                                 ------------ -----------  ------------- -----------

BALANCE, SEPTEMBER 30, 1998      $(4,822,280) $ (201,920)  $     (1,260) $  160,421
---------------------------

                 See accompanying notes to financial statements.


                                            KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                             FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                                             -----------------------------------------------

                                                        COMMON STOCK                                ADDITIONAL
                                   COMMON STOCK         TO BE ISSUED       PREFERRED     STOCK        PAID-IN
                                 SHARES    AMOUNT    SHARES      AMOUNT     SHARES       AMOUNT        CAPITAL
                               ---------- --------- ----------- --------- ----------- ------------- ------------
Stock Issued For:

 Cash                              50,000       50         -        -            -             -         12,450

 Consulting fees                  941,000      941         -        -            -             -      1,221,814

 Professional Services            485,000      485         -        -            -             -        413,410

 Advertising services             157,600      158         -        -            -             -        173,004

 504 & 506 offering             3,976,674    3,980         -        -            -             -        739,531

 Common stock to be
  issued                        1,340,140    1,340  (1,340,140)  (1,340)         -             -            -

Convertible debt
 - financing costs                   -         -           -        -            -             -        195,000

Cancelled shares                 (175,000)    (175)        -        -            -             -         (2,825)

Net loss 1999                        -         -           -        -            -             -            -
                               ---------- --------- ----------- --------- ----------- ------------- ------------

BALANCE, SEPTEMBER 30, 1999    25,958,050 $ 25,958         -        -      1,000,000  $     10,000  $ 7,907,746
===========================    ========== ========= =========== ========= =========== ============= ============

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - continued

                                                 TREASURY     STOCK
                                 ACCUMULATED      STOCK    SUBSCRIPTIONS
                                   DEFICIT        AMOUNT    RECEIVABLE       TOTAL
                                 ------------- ----------- ------------ -------------
Stock Issued For:                         -           -            -          12,500

 Cash                                     -           -            -       1,222,755

 Consulting fees                          -           -            -         413,895

 Professional Services                    -           -            -         173,162

 Advertising services                     -           -            -         743,511

 504 & 506 offering
                                          -           -            -            -
 Common stock to be
  issued
                                          -           -            -         195,000
Convertible debt
 - financing costs                        -           -            -          (3,000)

Cancelled shares                   (3,541,860)        -            -      (3,541,860)
                                 ------------- ----------- ------------ -------------
Net loss 1999

BALANCE, SEPTEMBER 30, 1999      $(8,364,140)  $ (201,920) $    (1,260) $   (623,616)
===========================      ============  =========== ============ =============


                See accompanying notes to financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                 -----------------------------------------------

                                                         1999          1998
                                                     ------------  ------------

NET SALES                                            $   968,758   $   919,905

COST OF SALES                                            661,707       481,349
                                                     ------------  ------------

GROSS PROFIT                                             307,051       438,556
                                                     ------------  ------------
OPERATING EXPENSES
 Executive compensation                                  390,988       235,802
 Salaries                                                111,671       279,462
 Employee benefits                                         6,158         6,479
 Payroll taxes                                            20,852        20,184
 Consulting fees                                       1,339,287     3,241,466
 Royalties                                                23,440        20,753
 Travel and entertainment                                105,649        40,872
 Telephone and utilities                                  43,846        46,172
 Marketing & advertising                                 822,306        98,110
 Professional fees                                       616,282        75,494
 Rent                                                     25,459        52,302
 Office and other expenses                                89,143        24,415
 Equipment rental and expense                             11,558         7,953
 Insurance                                                20,706        10,979
 Auto expense                                                676         1,500
 Depreciation and amortization                            33,135        30,214
 Bad debts                                                 1,000       300,000
 Taxes - other                                             2,728         1,370
 Repairs and maintenance                                   5,138         2,238
 Moving expense                                             -            6,055
 Bank charges                                              3,228         1,610
                                                     ------------  ------------

    TOTAL OPERATING EXPENSES                           3,673,250     4,503,430
                                                     ------------  ------------

LOSS BEFORE INTEREST AND OTHER INCOME                 (3,366,199)   (4,064,874)
                                                     ------------  ------------

INTEREST & OTHER INCOME (EXPENSE)
 Interest income                                          10,215         8,475
 Interest and financing expense                         (208,641)         -
 Other income - debt forgiveness                          25,607          -
 Settlement agreement - attorney,
  net of allowance                                          -             -
 Loss on abandonment of assets                            (2,842)         -
                                                     ------------  ------------

    TOTAL INTEREST & OTHER INCOME
     (EXPENSE)                                          (175,661)        8,475
                                                     ------------  ------------

NET LOSS                                             $(3,541,860)  $(4,056,399)
--------                                             ============  ============

NET LOSS PER COMMON SHARE-
 BASIC AND DILUTED                                   $      (.15)  $      (.28)
                                                     ============  ============

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING - BASIC AND DILUTED                      22,945,540    14,419,873
                                                     ============  ============

                 See accompanying notes to financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                 -----------------------------------------------


                                                          1999         1998
                                                      ------------ ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                             $(3,541,860) $(4,056,399)
 Adjustments to reconcile net loss
  to net cash used in
  operating activities:
  Amortization of goodwill                                 26,003       23,352
  Depreciation and amortization                             7,132        6,862
  Other income - debt forgiveness                         (25,607)         -
  Write-off of fixed assets                                 2,842          793
  Provision for bad debts                                   1,000      300,000
  Consulting, advertising and compensation
   incurred in exchange for common stock                1,756,812    3,428,550
  Convertible debt - financing costs                      195,000          -
  Changes in assets and liabilities
   (Increase) decrease in:
    Accounts receivable                                   (35,637)     (61,699)
    Inventory                                              10,122       (1,434)
    Prepaid expenses                                      (10,813)      11,846
    Advances to suppliers                                   7,839       (7,839)
    Interest receivable                                    14,279      (11,548)
   Increase (decrease) in:
    Accounts payable and accrued expenses                 411,835      103,139
    Royalties payable                                     (20,753)      20,753
    Deferred revenue                                         -         (68,598)
    Customer deposits                                     (29,427)      29,427
                                                      ------------ ------------

   Net cash used in operating activities               (1,231,233)    (282,795)
                                                      ------------ ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                       (30,710)      (7,204)
 (Increase) decrease in notes
  receivable - shareholders and
  related parties                                          36,280      (41,599)
 Increase in security deposits                               (700)        -
 (Increase) in notes receivable                              -        (300,000)
 Cash provided by subsidiary
  acquisition                                                -          60,930
                                                      ------------ ------------

   Net cash provided by (used in)
    investing activities                                    4,870     (287,873)
                                                      ------------ ------------

                 See accompanying notes to financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                 -----------------------------------------------


                                                          1999         1998
                                                      ------------ ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable                                 -          25,000
 Proceeds from convertible debt                           620,000         -
 Proceeds from sale of common stock                         4,030        4,498
 Proceeds from additional paid in capital                 751,981      694,701
 Purchase of treasury stock                                  -        (201,920)
                                                      ------------ ------------

   Net cash provided by financing
    activities                                          1,376,011      522,279
                                                      ------------ ------------

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                        149,648      (48,389)

CASH AND CASH EQUIVALENTS -
 BEGINNING OF YEAR                                          5,415       53,804
                                                      ------------ ------------

CASH AND CASH EQUIVALENTS -
---------------------------
 END OF YEAR                                          $   155,063  $     5,415
 ------------                                         ============ ============



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------

The Company has incurred a liability in the total amount of $70,709 in 1999 and $30,937 in 1998 which is due to the former sole shareholder of the Company's subsidiary pursuant to the acquisition agreement.

During the year ended September 30, 1999 the Company issued 1,583,600 shares of common stock for consulting, professional and advertising services having a fair value of $1,806,812, of which $50,000 was for professional services that were prepaid at September 30, 1999.

During the year ended September 30, 1998 the Company issued 1,260,000 shares of common stock in exchange for unpaid subscriptions of $ 1,260, and 4,723,200 shares of common stock for executive compensation, consulting and other services valued at $3,428,550.

                 See accompanying notes to financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

         (A) Business Organization and Activity
         --------------------------------------

         Kanakaris Communications, Inc. (formerly Big Tex Enterprises, Inc.) (the "Company") was incorporated in the State of Nevada on November 1, 1991 The Company develops and supplies internet products, for electronic commerce, and operates a subsidiary which designs and installs modular consoles.

         (B) Business Combinations
         -------------------------

         On October 10, 1997 (the "Acquisition Date"), Kanakaris InternetWorks, Inc. ("KIW") consummated a Stock Purchase Agreement with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the Acquisition Date, to be paid monthly for as long as Desience remains in business or its products are sold. Pursuant to APB 16, since the seller has no continuing affiliation with the Company, the 4% royalty is accounted for as an increase to goodwill at the date the amount is determinable. In addition, the Seller shall receive five percent of funds which are to be allocated to Desience arising from KIW's next securities offering as a non-refundable advance on the royalty. As of September 30, 1999, no advances have been given. KIW will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities and prior shareholder advances. Immediately following the exchange, Desience became a wholly owned subsidiary of KIW. The fair value of the assets and liabilities acquired pursuant to the acquisition of Desience was $148,776 and $468,120, respectively, which resulted in goodwill of $319,344 at the date of acquisition since no trademarks, copyrights, existing or identified long-term requirement contracts or other intangibles existed at that date. Additions to goodwill resulting from the royalty for the years ended September 30, 1999 and 1998 were $39,772 and $30,937, respectively (See Note 1(I)).

         Desience is not a high technology company, but designs and installs specialized business furniture for a variety of industries utilizing base designs developed in 1985. No changes have been made or are contemplated to be made to the basic furniture design, with the exception of minor additions or accoutrements. Because of the relative stability of the design of the furniture, management considered the goodwill attributable to the acquisition to be greater than 10 years. However, because of the potential for changes to the basic design in the future, management decided that a life of 20 years was not appropriate. Consequently, a 15 year life was adopted.

         On November 25, 1997, KIW and its stockholders (the ("Stockholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), an inactive public shell with no recent operations at that time, whereby the shareholders sold all of their preferred and common stock, which represented 100% of KIW's issued and outstanding capital stock, to Big Tex in exchange for 7,000,000 shares (6,000,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange"). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, the Company changed its name to Kanakaris Communications, Inc.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONT'D)
--------------------------------------------------------------


         (B) Business Combinations - (CONT'D)
         ------------------------------------

         Generally accepted accounting principles require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Accordingly, the Big Tex acquisition was accounted for as an acquisition of Big Tex by the Company and a recapitalization of the Company. The financial statements immediately following the acquisition are as follows: (1) the balance sheet includes the Company's net assets at historical costs and Big Tex's net assets at historical costs and (2) the statement of operations includes the Company's operations for the period presented and Big Tex's operations from November 25, 1997.

         (C) Principles of Consolidation
         -------------------------------

         The accompanying consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries Kanakaris InternetWorks Inc., and Desience. All significant intercompany balances and transactions have been eliminated in consolidation.

         (D) Use of Estimates
         --------------------

         The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         (E) Cash and Cash Equivalents
         -----------------------------

         For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONT'D)
--------------------------------------------------------------

         (F) Property and Equipment
         --------------------------

         Property and equipment are stated at cost and depreciated using the declining balance method over the estimated economic useful life of 5 to 7 years. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Depreciation expense for the years ended September 30, 1999 and 1998 was $7,132 and $6,812, respectively.

         (G) Inventories
         ---------------

         Inventories at September 30, 1998 consisted of parts, finished goods, and collectibles and were recorded at the lower of cost or market, cost being determined using the first-in, first-out method.

         (H) Organization Costs
         ----------------------

         Organization costs, which are included in other assets, are being amortized over 60 months on a straight line basis. Amortization expense for the years ended September 30, 1999 and 1998 was $600 respectively.

         (I) Goodwill
         ------------

         Goodwill arising from the acquisition of Desience, as discussed in Note 1 (B) - Business Combinations, is being amortized on a straight-line basis over 15 years. Amortization expense for the years ended September 30, 1999 and 1998 was $26,003 and $23,352, respectively.

         (J) Earnings Per Share
         ----------------------

         Earnings per share are computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings per Share". There were no common stock equivalents outstanding at September 30, 1998. The assumed exercise of common share equivalents was not utilized since the effect was anti-dilutive.

         (K) Income Taxes
         ----------------

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Any available deferred tax assets arising from net operating loss carryforwards has been offset by a deferred tax valuation allowance on the entire amount. (See Note 12).

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONT'D)
--------------------------------------------------------------

         (L) Concentration of Credit Risk
         --------------------------------

         The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk or cash and cash equivalents.

         (M) New Accounting Pronouncements
         ---------------------------------

         The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. Statement No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" revises employers' disclosure requirements about pension and other postretirement benefit plans and is effective for fiscal years beginning after December 15, 1997. Statement No 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by Statement No. 137, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company believes that its adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

         (N) Stock Options
         -----------------

         In accordance with Statement of Financial Accounting Standards No. 123 (FAS No. 123), the Company has elected to account for stock options issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations (See Note 9).

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 2 - NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES
------------------------------------------------------------

The following is a summary of notes receivable at September 30, 1999 and 1998:

                                                                                         1999           1998
                                                                                      ----------     ----------
Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all
 outstanding principal and interest is due.                                           $  56,320      $  70,400

Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all
 outstanding principal and interest is due.                                              49,920         62,400

Notes receivable - Related Party, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all
 outstanding principal and interest is due.                                              23,198         28,998

Notes receivable - Related Party, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all
 outstanding principal and interest is due.                                              15,680         19,600

                                      F-14


                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE  2 - NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES - (CONT'D)
-----------------------------------------------------------------------

                                                                                         1999           1998
                                                                                      ----------     ----------

Note receivable - Shareholder, unsecured. Interest at 8%, principal and interest is payable in five annual installments of $38,250 beginning September 30, 1998.
 The note was prepaid through a portion of the year 2000                                101,915        101,915
                                                                                      ----------     ----------

 Total Notes Receivable                                                                 247,033        283,313

Less: Current maturities                                                                 61,695         36,280
                                                                                      ----------     ----------

TOTAL NOTES RECEIVABLE - LESS CURRENT
-------------------------------------
  MATURITIES                                                                          $ 185,338      $ 247,033
  ----------                                                                          ==========     ==========

The aggregate amount of notes receivable maturing in each of the three years subsequent to September 30, 1999 is as follows:

For the year ending September 30, 2000              $  61,695
                                  2001                 74,529
                                  2002                110,809
                                                    ----------
                                                    $ 247,033
                                                    ==========
NOTE 3 - NOTE RECEIVABLE
------------------------

         As a result of certain actions by its former securities attorney, which led, among other things, to the Company's recognition of a bad debt in the year ended September 30, 1998 of $300,000, the Company entered into a settlement agreement with the former attorney and received a $250,000 non-interest bearing promissory note dated February 3, 1999. The note is payable in monthly installments of $20,833 commencing February 15, 1999. The note is currently in default and the Company has recorded a bad debt allowance on the entire amount of the note as of September 30, 1999.

         The Company was negotiating with its former attorney relating to a further financial settlement concerning the actions of the attorney.

         The Company's efforts to informally resolve this matter proved to be unsuccessful and the Company intends to vigorously pursue its claims. (See Note 7(B)).

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 4 - NOTE PAYABLE
---------------------

         At September 30, 1998, the Company had a note payable, in the original amount of $25,000 dated June 25, 1998. Interest accrued at 5% per month that was due and payable on the retirement of the note. The note and accrued interest was satisfied on May 26, 1999 under a settlement agreement which resulted in a forgiveness of debt in the amount of $25,607.

NOTE 5 - PREFERRED STOCK
------------------------

         The Company has authorized the issuance of 5,000,000 shares of preferred stock. The 1,000,000 shares of preferred stock issued in connection with the Big Tex business combination discussed in Note 1
         (B) are convertible to common stock at an initial conversion rate of one share of common stock per share of Class A Preferred. The preferred stock also has 3 to 1 voting rights over all common stock.

         In July 1999, the board of directors approved a resolution to change the voting rights from 3 to 1 to a 20 to 1 voting preference. This change will need to be approved by a majority of the common stockholders.

NOTE 6 - PRIVATE PLACEMENT
--------------------------

         June 15, 1998, the Company prepared an Offering Memorandum under Securities and Exchange Commission Regulation D, Rule 504 promulgated thereunder to raise $625,000 by offering shares of the Company's common stock. The offering was terminated on September 28, 1998 and the Company raised $471,024 from such offering.

         On December 3, 1998 and February 18, 1999 the Company completed two offerings under the Securities and Exchange Commission Regulation D, Rule 504. In the first offering, 2,892,326 shares were sold to two investors at $.06 per share for a total of $173,540. In the second offering 475,000 shares were sold to one investor at $.50 per share for a total of $237,500. On June 17, 1999 the Company initiated a Regulation D, Rule 504 offering, but on July 23, 1999, the Company's Board of Directors voted to cancel the June 17 offering.

         The Company has also issued securities under Regulation D, Rule 506, to various investors at prices ranging from $.32 to $.50 during the year ended September 30, 1999.

NOTE 7 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

         (A) Leases
         ----------

         On October 8, 1998 the Company, as subtenant, entered into a

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
-------------------------------------------------

         (A) Leases - (Cont'd)
         ---------------------

         sublease agreement with the existing tenant commencing on October 15, 1998. The term of the sublease is through and including the end of the original term of the tenant's lease of the premises, which is August 20, 2000. The monthly rent on this sublease is $1,512 through August 20, 1999 at which time it increased to $1,579 a month until August 20, 2000. Future annual minimum rentals under this sublease agreement for the year ended September 30, 1999 is $ 17,369.

         (B) Legal Actions
         -----------------

         On September 15, 1999, an individual filed a complaint against the Company and the executive who is the Chairman of the Board, President and Chief Executive Officer in Los Angeles Superior Court alleging breach of contract and fraud. The fraud claim was based primarily on alleged misrepresentation and concealment involving a consulting agreement between the Company and the individual. The individual alleged that he is entitled to certain stock options, of which 75% of the option price allegedly is already deemed paid in exchange for services allegedly rendered to the Company. The individual is attempting to exercise the options for the purchase of a certain number of shares to which he claims to be entitled pursuant to the agreement. The Company has engaged counsel to analyze the complaint and vigorously defend the Company against all of the claims. Company's counsel has filed an action with the court to dismiss the Plaintiff's complaint because it is without merit.

         On October 14, 1999, an Illinois Corporation filed suit against the Company and the Company's stock transfer agent and registrar, in the Circuit Court of Cook County, Illinois. The case was removed to the United States District Court for the Northern District of Illinois, Eastern Division. In the complaint, the Illinois Corporation sought damages in excess of $50,000 under breach of contract and various other state law theories in connection with the Company's unwillingness to permit them to transfer shares of the Company's common stock held by the Illinois Corporation. The Company believes that the shares were wrongfully converted by a predecessor to the Illinois Corporation. The Company engaged counsel to analyze the complaint, vigorously defend the Company against all of the Illinois Corporation's claims and pursue any appropriate counterclaims the Company may have.

         On August 5, 1999, the Company filed a Complaint in the Los Angeles Superior Court against its former securities attorney along with 20 unnamed Defendants claiming damages for breach of contract, conversion fraud and deceit and negligence. This Complaint arises out of the alleged transfer of certain funds without the Company's authorization

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
-------------------------------------------------

         (B) Legal Actions - (Cont'd)
         ----------------------------

         to an unknown entity by named and possible unnamed Defendants. The Company intends to vigorously pursue this action until its resolution either through a jury trial or by fashioning an appropriate settlement agreement.

         In the normal course of business, there may be various other legal actions and proceedings pending which seek damages against the Company. Management believes that the amounts if any, that may result from these claims, will not have a material adverse effect on the financial statements.

         (C) Securities and Exchange Commission Informal Inquiry
         -------------------------------------------------------

         In August 1998, the Securities and Exchange Commission ("SEC") began an informal inquiry relating to the sales of shares of the Company in 1996 and 1997 to the former shareholders of Kanakaris InternetWorks, Inc. ("KIW") (See Note 1(B)). Approximately 6,000,000 shares were sold to investors of KIW. Named in the inquiry as defendants were the Company and its President and former Vice President.

         On August 9, 1999, a final judgement of permanent injunction and other relief was entered into in connection with the execution by each defendant of a consent to entry of injunction and the payment by each of the President and former Vice President of a $25,000 civil penalty. Without admitting or denying any guilt involving the violations cited in the decrees, the President, former Vice President and the Company each have agreed pursuant to the consents to entry of injunction not to take any actions that would violate federal securities laws in connection with the offer, purchase or sales of securities.

         (D) Year 2000 Issues
         --------------------

         The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

         The Company uses a standard off the shelf accounting software package for all of its accounting requirements. Management has contacted the software vendor and determined that the accounting software is Year 2000 compliant. All internal management software is Microsoft based and

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------

NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
-------------------------------------------------

        (D) Year 2000 Issues - (Cont'd)

         management continually monitors the Year 2000 status of such software. Management has verified Year 2000 status with its primary vendors and has not identified any Year 2000 issues with those vendors. Costs of investigating internal and external Year 2000 compliance issues have not been material to date. As a result, management believes that the effect of investigating and resolving Year 2000 compliance issues on the Company will not have a material effect on the Company's future financial position or results of operations.

         In addition to the effect of Year 2000 issues on the Company's accounting and management systems, Year 2000 issues may effect the Company's products as the products are primarily computer related. The Company's products have been developed and tested with regard to Year 2000 compliance. All products were deemed to be Year 2000 compliant. The costs of such development and testing and validating were minimal and absorbed as part of the Company's normal quality control procedures.

         (E) Letter of Intent
         --------------------

         On January 26, 1999, the Company entered into a Letter of Intent with Timothy L. Waller to develop, design, and maintain two Real Estate Web
         Sites: (1) www.brea.com (Bank Real Estate Auctions) is intended to be used to sell bank owned real estate via the internet in an auction like atmosphere and (2) www.fsbomls.com (For Sale By Owner Multiple Listing Service) is intended to enable real estate owners to market and sell their property without the services of a professional real estate broker. The two parties intended to sign a formal agreement and are still in negotiations as of the date of this report.

         (F) License Agreement
         ---------------------

         On February 18, 1999, the Company entered into a License Agreement ("Agreement") with ION Systems, Inc. ("ION"), a Missouri corporation. The Agreement is through December 31, 2004, and thereafter will be renewed automatically for additional renewal terms of five years each, ending on December 31 of each fifth year. Under the terms of the Agreement, ION grants to the Company a license to use its products, the E*Web and the X*Maker computer software enabling the secure downloading and viewing of web sites, for or in connection with the Company's web sites. The two parties agreed that the software may be used solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The aforementioned activities are meant to be offered directly to customers and end users using the facilities of a web site. No geographic or territorial

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
------------------------------------------------

         (F) License Agreement - (Cont'd)
         --------------------------------

         restrictions apply to the use of the software. At the option of the Company to be exercised until August 30, 1999, the license with regard to E*Web shall be exclusive to the Company for a license fee of $1,000,000 (See Below). The agreed fee for each book conversion performed by ION will be $100, and the royalties for each book sale and product sale shall be 12% and 5%, respectively, of the gross revenue. Furthermore, ION shall have the right to buy 100,000 shares of the Company's common stock at a price of $0.30 per share one time at any time between June 1, 1999 and December 31, 2005.

         The Company did not exercise the exclusive $1,000,000 license option contained in the agreement it has with ION, but the Company continues to use Ion Systems, Inc. products and computer software, under the terms contained in the Agreement dated February 18, 1999.

         (G) Service Agreements
         ----------------------

         On April 15, 1999, the Company entered into a six month agreement with Wall Street Advancement, Inc. (WSA), whereby WSA would locate and introduce the Company to fund managers, analysts, selected retail and institutional brokers and introduce the Company to investment writers. The Company will provide WSA with a three year option to purchase 300,000 shares of Rule 144 stock with "piggy back" registration rights at three dollars and fifty cents per share. The first 100,000 shares are due upon signing, the next 100,000 shares are due in the third month, and the final 100,000 shares are due in the fifth month. The Company also agreed to allocate thirty thousand dollars of cash as well as sixty thousand shares of Rule 144 stock with "piggy back" registration rights to Wall Street Advancement, Inc. As of June 30, 1999, no services had been provided. In July of 1999, there was a verbal conversation with representatives of the Wall Street Advancement group wherein, the Company verbally requested to have the service agreement placed on hold. As of September 30, 1999 no stock or stock options have been issued under this agreement and therefore no compensation expense has been recognized under SFAS No. 123.

         On April 20, 1999, the Company entered into a one year service agreement (effective June 15, 1999) with GEO Publishing, Inc. ("GEO"), whereby GEO will provide their "emblazed" technology for their web page, as well as weekly assistance in live broadcasting over the internet. In consideration for GEO's services, the Company will provide five hours of audio content weekly and pay a monthly fee of $7,500. GEO will pay the Company 50% of any net revenues actually received by GEO in connection with sales placed at the Company's broadcast page. The Company is in the process of re-negotiating the terms of the service

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
------------------------------------------------

         (G) Service Agreements - (Cont'd)
         ---------------------------------

         contract with GEO and no consideration as yet been exchanged between the parties.

         (H) Internet Data Center Services Agreements
         --------------------------------------------

         Effective June 27, 1999, the Company entered into an agreement with Exodus Communications, Inc. to provide the Company with internet data services. Under the agreement, Exodus Communications, Inc. will perform these services under a discounted pricing arrangement, a schedule of which is incorporated into the agreement. In consideration for this pricing arrangement, Exodus Communications, Inc. will receive some equity in the form of common stock on a par basis with the discounts extended, to be determined.

         On August 23, 1999, the Company entered into a one-year agreement with ScreamingMedia, Inc. to receive daily customized content update for the Company's web site. Under the terms of this agreement, the Company will pay ScreamingMedia $12,000, of which $3,000 was paid in August 1999. The balance of $9,000 is payable in twelve monthly installments of $750.

         Effective August 9, 1999, the Company entered into an agreement with Microsoft Corporation whereby Microsoft will promote certain of the Company's web sites in consideration for the Company's promotion of specified Microsoft Windows Media Technology on the Company's web sites through December 30, 2001. No expense or income has been recorded by the Company for the year ended September 30, 1999 relating to this agreement because under APB No. 29, Accounting For Non-monetary Transactions, the fair values of such web site promotions are not determinable within reasonable limits.

         (I) Internet Content Provider Agreement
         ---------------------------------------

         Effective August 1, 1999, the Company entered into an agreement with InXsys Corporation (InXsys) granting the Company the right to incorporate InXsys's Aggregated ClassiFIND On-Line Classifieds, Buy Sell Bid On-Line Personals Co-Branded Services as Revenue-Generating and Traffic-Building Content within the Company's Website by placement of one or more hotlinks and/or banners to the InXsys sites. Under the terms of this agreement, the Company shall receive a Referral Commission equal to a percentage, as defined in the agreement, of the net user fees collected.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
------------------------------------------------

         (J) Letter of Intent - Financial Services
         -----------------------------------------

         On September 29, 1999, the Company entered into a Letter of Intent with National Investment Resources, LLC ("NIR") whereby NIR intends to structure investment and funding vehicles amounting to $10,000,000 for the Company in accordance with the rules and regulations of the Securities and Exchange Commission. Under the terms of this Letter of Intent, NIR will use its best efforts to cause these investments to be funded. In exchange for these services, the Company agrees to compensate NIR from the proceeds of the investments in the amount of 10% of the gross amount funded to the Company and 3% in non-accountable expenses. As a method of funding the Company, in connection with this agreement, NIR acted as nominee for various investors who purchased Convertible Debentures from the Company (See Note 11B).

NOTE 8 - REVOLVING LINE OF CREDIT
---------------------------------

         On February 25, 1999, the Company entered into a Revolving Line of Credit Agreement ("the Agreement") with Alliance Equities Inc. ("Alliance"), a Florida-based venture capital firm which expires December 10, 2001. Under the terms of the Agreement, Alliance will make available a $7 million revolving line of credit with interest on the unpaid principal at 10% per annum. The funds from the line of credit will enable the Company to pursue current Internet opportunities and commerce development. Under the terms of the Agreement the Company may draw up to $500,000 per month on the total line of credit upon written request by the Company to the Lender. Additionally the parties have agreed that any portion of the indebtedness may be paid back by the Company either with cash or by the issuance of common stock. Furthermore, in a separate Memorandum of Agreement the two parties agreed that Alliance will provide ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services at the option of the Company either in cash, or through the issuance of stock or credit towards the purchase of stock. See Note 11(A) for issuance of convertible debt to Alliance.

NOTE 9 - STOCK INCENTIVE PLAN
-----------------------------

         On January 6, 1999, the Company's Board of Directors created a stock option plan, entitled the 1999 Stock Incentive Plan (the "Plan") which was adopted by the Board of Directors on July 9, 1999. The incentive portion of the plan requires shareholder approval. The plan was developed to provide a means whereby designated officers, employees and certain non-employee directors of the Company and its Subsidiaries may be granted incentive or non-qualified stock options to purchase common stock of the Company.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 9 - STOCK INCENTIVE PLAN - (CONT'D)
----------------------------------------

         The Company applies APB Opinion No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for options issued under the plan as of September 30, 1999. Had compensation cost for the Company's stock-based compensation plan been determined on the fair value basis at the grant dates for awards under that plan, consistent with Statement of Accounting Standards No 123, "Accounting for Stock Based Compensation" (Statement No. 123), the Company's net loss for the year ended September 30, 1999 would have been increased to the pro-forma amounts indicated below.


         Net loss                  As reported        $ (3,541,860)
                                   Pro forma          $ (3,844,673)
         Net loss per share
         (basic and diluted)       As reported        $ (0.15)
                                   Pro forma          $ (0.17)

         The effect of applying Statement No. 123 is not likely to be representative of the effects on reported net loss for future years due to, among other things, the effects of vesting.

         The Plan authorizes options up to an aggregate of 2,750,000 shares of the Company's common stock, all of which have been reserved as of January 6, 1999. Under the terms of the Plan, the Company may grant incentive and nonqualified stock options to officers, employees and non-employee directors. Non-employee directors may only be granted nonqualified stock options. The exercise price of the stock options must equal at least 100% of the fair market value of the common stock at the date of grant and must equal at least 110% of the fair market value of the common stock at the date of grant in the case of incentive stock options granted to employees owning more than ten percent of the total combined voting power of all classes of stock of the Company. The term of the stock options shall be ten years or such shorter period as determined by the Compensation Committee (the "Committee") from the date of grant. In the case of incentive stock options which are granted to employees owning more than ten percent of the total voting power of all classes of stock of the Company, the term may not exceed five years. Incentive stock options are exercisable over their term in such periodic installments as determined by the Committee. Nonqualified stock options granted to employees of the Company are exercisable immediately from the date of grant. Nonqualified stock options that are granted to non-employee directors have a term of ten years from the date of grant and are first exercisable six months and one day from the later of the date of grant or the date of shareholder approval of the Plan.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 9 - STOCK INCENTIVE PLAN - (CONT'D)
----------------------------------------

         For financial statement disclosure purposes the fair market value of each stock option granted during 1999 was estimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.56%, volatility of 248% and expected term of three years.

         A summary of the Company's Stock Option Plan as of September 30, 1999 and changes during the year is presented below:

                                                             Weighted
                                             Number of        Average
                                             Options       Exercise Price
                                             -------       --------------
         Stock Options
          Balance at beginning of period          -                  -
          Granted                            2,350,000            $ 0.22
          Exercised                               -                  -
          Forfeited                               -                  -
                                             ---------            ------
          Balance at end of period           2,350,000            $ 0.22
                                             =========            ======

          Options exercisable at end
           of period                         1,300,000            $ 0.25
                                             =========            ======

          Weighted average fair value
           of options granted during
           the period                                             $ 0.17
                                                                  ======

         The following table summarizes information about stock options outstanding at September 30, 1999:

             Options Outstanding                    Options Exercisable
-----------------------------------------------   -----------------------
                          Weighted
             Number        Average    Weighted      Number      Weighted
Range of  Outstanding    Remaining    Average     Exercisable   Average
Exercise  At Sept. 30   Contractual   Exercise    At Sept. 30   Exercise
 Price       1999          Life         Price        1999        Price
--------  -----------   ----------    --------   ------------  ---------

$0.18       1,050,000    6.87  Years  $   0.18         -         $  -
$0.25       1,300,000    9.25         $   0.25    1,300,000      $ 0.25
            ---------                             ---------
$0.18-0.25  2,350,000    8.19         $   0.22    1,300,000      $ 0.25
            =========                             =========

NOTE 10 - COMMON STOCK OFFERING
-------------------------------

         On August 10, 1999, the Company submitted an initial registration statement under Form SB-2 whereby the Company was offering 5,000,000 shares of common stock and common stock options.


         On November 19, 1999, the Company submitted an amended registration statement Form SB-2 whereby the Company is registering 1,783,334

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 10 - COMMON STOCK OFFERING - (CONT'D)
------------------------------------------

         shares of common stock that may be issued upon conversion of their 10% Convertible Subordinated Debentures that were issued in two private placement transactions not involving a public offering (See Note 11).

         On June 28, 1999, the Company had entered into a Financial Consulting Agreement with RH Investment Corporation, as an advisor, to structure and formalize an offering of the Company's securities pursuant to the SB-2 registration statement filed with the Securities and Exchange Commission as previously discussed above. Under the Agreement, the Company and Advisor agreed to, (i) a strategic alliance wherein the advisor would assist the Company in funding its ongoing capital requirements, (ii) provide the Company with investment banking services relating to financial planning and capital sourcing and (iii) seek to form a non-exclusive underwriting syndicate for the Company's SB-2 offering. On September 30, 1999, the Company exercised its right to terminate this contract with a written 30-day notice as provided for under the terms of this agreement.

NOTE 11 - CONVERTIBLE DEBT
--------------------------

         (A) Alliance Equities
         ---------------------

         In order to provide working capital and financing for the Company's expansion, on August 5, 1999 the Company entered into an agreement with Alliance Equities ("the Purchaser") whereby the Purchaser will acquire up to $1.2 million of the Company's 10% Convertible Subordinated Debentures, due August 4, 2000. Under the agreement the Purchaser will make the funds available to the Company and the Company will draw funds and issue Debentures to the Purchaser as the Company requires funding.

         The Debentures and the Company's common stock on conversion of the Debentures have not been registered, therefore the Debentures or the shares of stock must be registered before they can be subsequently resold. (See Note 10)

         The Purchaser may convert the debenture and accrued interest to common stock at a conversion price of $0.60 per shares ("fixed conversion price") at any time after the issuance date or automatically at the earlier of (i) an effective date of an IPO where the Company raises at least $5,000,000 from the sale of common stock or (ii) a quote or list date on a natural exchange or NASDAQ with a bid price of at least $5.00.

         The debenture contains a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreement.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 11 - CONVERTIBLE DEBT - (CONT'D)
-------------------------------------

         (A) Alliance Equities - (Cont'd)
         --------------------------------

         Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $130,000. There is no amortization period for these financing costs since the debentures are convertible immediately upon issuance.

         As of September 30, 1999, the Company has issued $520,000 of these convertible debentures to Alliance Equities.

         (B) NIR Group - Nominee
         -----------------------

         In order to provide working capital and financing for the Company's expansion, on September 27, 1999 the Company entered into an agreement with NIR Group as nominee for various investors ("the Purchaser") whereby the Purchaser will acquire up to $680,000 of the Company's 10% Convertible Subordinated Debentures, due September 29, 2000.

         The Debentures and the Company's common stock on conversion of the Debentures have not been registered, therefore the Debentures or the shares of stock must be registered before they can be subsequently resold. (See Note 10)

         The Purchaser may convert the debenture and accrued interest to common stock at a conversion price of $0.60 per shares ("fixed conversion price") at any time after the issuance date or automatically at the earlier of (i) an effective date of an IPO where the Company raises at least $5,000,000 from the sale of common stock or (ii) a quote or list date on a natural exchange or NASDAQ with a bid price of at least $5.00.

         The debenture contains a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $65,000. There is no amortization period for these financing costs since the debentures are convertible immediately upon issuance.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------

NOTE 11 - CONVERTIBLE DEBT - (CONT'D)
-------------------------------------

         (B) NIR Group - Nominee - (Cont'd)
         ----------------------------------

         As of September 30, 1999, the Company issued $100,000 of these convertible debentures to a member of the NIR Group (See Note 13 for subsequent proceeds from the sale of convertible debentures).

NOTE 12 - INCOME TAXES
----------------------

         The Company's tax expense differs from the "expected" tax expense (benefit) for the year ended September 30, 1999 (computed by applying the Federal corporate tax rate of 34 percent to loss before taxes as follows:

         Computed "expected" tax (benefit)                $(589,000)
         Change in valuation allowance                      589,000
                                                          ---------
                                                          $    -
                                                          =========

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 1999 are as follows:

         Deferred tax assets:

         Net operating loss carry-forward                 $ 875,500
                                                          ---------
         Total gross deferred tax assets                    875,500
         Less valuation allowance                           875,500
                                                          ---------
                                                          $     -
                                                          =========

         At October 1, 1998, the valuation allowance was $286,500. The net change in the valuation allowance during the year ended September 30, 1999 was an increase of $589,000. As of September 30, 1999, the Company has net operating loss carryforwards in the aggregate of $2,415,000 which expire in various years through 2019.

NOTE 13 - SUBSEQUENT EVENTS
---------------------------

         On October 21, 1999, the Company entered into an agreement with eConnect to enter into a joint venture and strategic alliance to be called Internet Cash Programming (ICP). ICP will enable the consumer the ability to purchase programming by Same-as-Cash, or by Enhanced Credit Card payments. ICP shall be formed as a Nevada Corporation and shall authorize 1,000,000 shares of stock of which the Company will receive 400,000 shares, eConnect will receive 400,000 shares and 200,000 shares will remain in ICP Treasury. The Company shall retain managing control of ICP. All profits of ICP will be equally split between eConnect and the Company. The stated purpose of eConnect and the Company is to bring ICP public by September 2000.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 13 - SUBSEQUENT EVENTS - (CONT'D)
--------------------------------------

         On November 1, 1999 the Company signed a Memorandum of Understanding with SyCoNet.Com, Inc. ("SyCoNet"). SyCoNet will make available all properties which it has internet online distribution rights to, both now and in the future, for direct over-the internet delivery by the Company. The Company will incur encoding and bandwidth charges for those properties which it exercises its option to deliver over the Internet, and will pay SyCoNet 70% of the online access gross fees and 25% of the product specific gross advertising fees pertaining to this product.

         On November 9, 1999, the Company signed a Memorandum of Understanding with Lain International ("Lain"). Lain will make available all Spanish language, Spanish dubbed and Spanish sub-titled films for which it has internet distribution rights to the Company. The Company will create a KKRS web channel devoted exclusively to these titles. The Company will maintain web visit status, accounting, and will pay Lain its royalties on at least a quarterly basis, an amount of 50% of the gross share of advertising, subscription and pay-per-view fees for the channel devoted to Lain films, minus 50% of encoding, bandwidth and advertising charges.

         On November 17, 1999, and effective December 7, 1999, the Company entered into an agreement with Microsoft Corporation ("Microsoft"). Microsoft will assist the Company with the development of an audio/video enhanced Website which delivers timely and relevant audiovisual content using Windows Media Technologies in a broadband network intrastructure.

         In October and November 1999, the Company received an additional $378,500 in proceeds, net of commissions, from the sale of Convertible Debentures by the NIR Group.

NOTE 14 - SEGMENT INFORMATION
-----------------------------

         As discussed in Note 1(A) the Company's operations are classified into two reportable business segments: Kanakaris Communications, Inc. which supplies internet products for Electronic Commerce and Desience Corporation which designs and installs modular consoles primarily for various US Government Agencies. Both of the Company's business segments have their headquarters and major operating facilities located in the United States. The principal markets for the Company's products are in the United States. There were no inter-segment sales or purchases. Financial information by business segment is summarized as follows:

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 14 - SEGMENT INFORMATION - (CONT'D)
----------------------------------------

                                     INTERNET       MODULAR
                                     COMMERCE       CONSOLES      TOTAL
                                     --------       --------      -----

          1999
          ----
          REVENUES                 $     31,162   $  937,596  $  968,758
          SEGMENT PROFIT (LOSS)      (3,692,570)     150,710  (3,548,860)
          TOTAL ASSETS                  738,435      261,868   1,000,303
          ADDITIONS TO LONG-
           LIVED ASSETS                  30,710         -         30,710
          DEPRECIATION AND
           AMORTIZATION                  32,165          970      33,135

                                     INTERNET       MODULAR
                                     COMMERCE       CONSOLES      TOTAL
                                     --------       --------      -----

          1998
          ----
          REVENUES                 $     89,783   $  830,122  $  919,905
          SEGMENT PROFIT (LOSS)      (4,004,486)     (51,913) (4,056,399)
          TOTAL ASSETS                  635,291      152,679     787,970
          ADDITIONS TO LONG-
           LIVED ASSETS                   7,204         -          7,204
          DEPRECIATION AND
           AMORTIZATION                  27,906        2,308      30,214

                         PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                 March 31, 2000
                                   (Unaudited)

ASSETS
------

Current assets:
   Cash and cash equivalents                                     $     221,362
   Accounts receivable                                                  82,054
   Inventories                                                           3,532
   Advances to suppliers                                                   700
   Current maturities of notes receivable -
      shareholders and related parties                                  61,695
   Judgement receivable - current portion                               83,333
   Interest receivable                                                   6,610
   Prepaid expenses                                                      9,642
                                                                 --------------

           TOTAL CURRENT ASSETS                                        468,928
                                                                 --------------

Property and equipment, net of accumulated
   depreciation and amortization                                        37,483

Other assets:
   Notes receivable - shareholders and
      related parties - noncurrent                                     123,644
   Judgement receivable - noncurrent                                   136,667
   Security deposits                                                       700
   Goodwill - net of amortization                                      335,047
                                                                 --------------

           TOTAL OTHER ASSETS                                          596,058

           TOTAL ASSETS                                          $   1,102,469
                                                                 ==============

     See accompanying notes to condensed consolidated financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                 March 31, 2000
                                   (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
-------------------------------------------------

Current liabilities:
   Accounts payable and accrued expenses                         $     728,715
   Convertible debentures                                            1,000,000
   Notes payable, stockholders                                          35,000
   Due to former shareholder of subsidiary                              78,315
                                                                 --------------

           TOTAL CURRENT LIABILITIES                                 1,842,030

Long-term liabilities:
   Royalties payable                                                    46,526
                                                                 --------------

           TOTAL LIABILITIES                                         1,888,556
                                                                 --------------

Stockholders' equity (deficiency):
   Preferred stock, $0.01 par value; 5,000,000 shares
       authorized; 1,000,000 Class A Convertible issued
       and outstanding in 1999 and 1998                                 10,000
   Common stock, $0.001 par value; 1,000,000,000
       shares authorized; 30,046,045 issued and
       outstanding;                                                     30,046
   Common shares to be issued                                              206
   Additional paid-in capital                                       12,977,017
   Accumulated deficit                                             (13,802,096)
   Less subscription receivable
       (1,260,000 shares, common)                                       (1,260)
                                                                 --------------

           TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                    (786,087)
                                                                 --------------

           TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY (DEFICIENCY)                     $   1,102,469
                                                                 ==============

     See accompanying notes to condensed consolidated financial statements.

                                     KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                                          Consolidated Statements of Operations
                                                       (Unaudited)

                                                              Three Months    Three Months     Six Months       Six Months
                                                                 Ended           Ended           Ended           Ended
                                                                March 31,       March 31,       March 31,       March 31,
                                                                  2000            1999            2000            1999
                                                             --------------  --------------  --------------  --------------

Net sales                                                    $     107,554   $     128,944   $     201,142   $     356,199

Cost of sales                                                      110,081          77,854         177,911         202,842
                                                             --------------  --------------  --------------  --------------

           GROSS PROFIT                                             (2,527)         51,090          23,231         153,357
                                                             --------------  --------------  --------------  --------------

Operating expenses:
   Executive compensation                                           98,000         184,407         196,112         211,312
   Salaries                                                         68,515          (5,141)        112,462          48,454
   Payroll taxes                                                    15,059           3,987          26,207           6,998
   Consulting fees                                                 840,255         207,640       1,905,735         218,640
   Royalties                                                             -          (4,668)          2,333           8,275
   Travel and entertainment                                         49,683          10,095          84,932          11,886
   Telephone and utilities                                          12,801          13,270          25,453          20,184
   Marketing and investment costs                                  677,587         150,071         888,762         150,772
   Professional fees                                               898,945         142,500       1,115,658         167,000
   Rent                                                              3,880           5,631          11,779          14,196
   Office and other expenses                                         1,014           9,720          18,621          24,526
   Equipment rental and expense                                      1,266             953           2,219           2,268
   Insurance                                                        12,618          (6,394)         20,157           2,013
   Depreciation and amortization                                    11,895           7,730          22,390          15,461
   Taxes - other                                                     3,653             214           6,053             214
   Bank charges                                                        623             665           1,284           1,328
   Miscellaneous                                                    49,944          30,896          49,944          30,896
                                                             --------------  --------------  --------------  --------------

           TOTAL OPERATING EXPENSES                              2,745,738         751,576       4,490,101         934,423
                                                             --------------  --------------  --------------  --------------

       Loss before interest and other income
          (expense)                                             (2,748,265)       (700,486)     (4,466,870)       (781,066)

       Financing and other income (expense), net                  (973,407)         (5,096)       (971,086)         (2,092)
                                                             --------------  --------------  --------------  --------------

       Net loss                                              $  (3,721,672)  $    (705,582)     (5,437,956)  $    (783,158)
                                                             ==============  ==============  ==============  ==============

       Net loss per common share -
          basic and diluted                                  $        (.14)  $        (.01)  $        (.19)  $        (.04)
                                                             ==============  ==============  ==============  ==============

       Weighted average common shares
          outstanding - basic and diluted                       26,811,483      19,080,612      28,119,019      20,805,333
                                                             ==============  ==============  ==============  ==============

                         See accompanying notes to condensed consolidated financial statements.

                                     KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                                          Consolidated Statements of Cash Flows
                                    For the Six Months Ended March 31, 2000 and 1999
                                                       (Unaudited)

                                                                                  2000            1999
                                                                             --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                  $  (5,437,956)  $    (783,158)
   Adjustments to reconcile net loss
       to net cash used in operating activities:
           Amortization of goodwill                                                 13,256          12,117
           Depreciation and amortization                                             9,135           3,344
           Income from judgement                                                  (250,000)              -
           Compensation, consulting, marketing and
             professional services, incurred in exchange
             for common stock and treasury stock                                 2,857,486         365,500
           Convertible debt - marketing cost                                       201,500               -
           Convertible debt-financing costs                                      1,217,500               -
           Changes in assets and liabilities
                (Increase) decrease in:
                   Accounts receivable                                              72,056          (4,264)
                   Inventory                                                        (3,532)          4,629
                   Prepaid expenses                                                 51,171          (6,623)
                   Advances to suppliers                                              (700)         (7,579)
                   Interest receivable                                              (4,206)         (5,408)
                Increase (decrease) in:
                   Accounts payable and accrued expenses                          (204,495)         33,408
                   Due to former shareholder of subsidiary                               -          13,239
                   Royalties payable                                                46,526               -
                   Customer deposits                                                   700          61,778
                                                                             --------------  --------------


           NET CASH USED IN OPERATING ACTIVITIES                                (1,431,559)       (313,017)
                                                                             --------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                               (7,835)           (406)
   Decrease in notes receivable -
      shareholders and related parties                                              61,694           2,288
   Proceeds from judgement receivable                                               30,000               -
                                                                             --------------  --------------

           NET CASH PROVIDED BY INVESTING ACTIVITIES                                83,859           1,882
                                                                             --------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of notes payable                                                              -          (2,526)
   Proceeds from notes payable - stockholders                                       54,500               -
   Payments on notes payable - stockholders                                        (19,500)              -
   Proceeds from convertible debt                                                1,248,500               -
   Proceeds from sale of common stock                                                  180           3,369
   Proceeds from sale of common stock to be issued                                     206               -
   Proceeds from additional paid in capital                                        130,113         407,672
                                                                             --------------  --------------

           NET CASH PROVIDED BY FINANCING ACTIVITIES                             1,413,499         408,515
                                                                             --------------  --------------

Net increase in cash and cash equivalents                                           66,299          97,380

Cash and cash equivalents, beginning of period                                     155,063           5,415
                                                                             --------------  --------------

Cash and cash equivalents, end of period                                     $     221,362   $     102,795
                                                                             ==============  ==============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the six months ended March 31, 2000, the Company issued 2,124,661 shares of common stock for consulting, marketing and professional services having a fair value of $2,825,486.

The Company distributed 99,024 of shares of treasury stock for compensation of $32,000.

The Company recorded a judgement receivable in the amount of $250,000 which represented a legal settlement (see legal actions section of commitments and contingencies notes).

                         See accompanying notes to condensed consolidated financial statements.

                                             KANAKARIS COMMUNICATIONS, INC.
                         Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
                                         For the Six Months Ended March 31, 2000
                                                       (Unaudited)

                                                                     Common Stock
                                  Common Stock Issued                 to be issued                  Preferred Stock
                             ------------------------------  ------------------------------  ------------------------------
                                 Shares           Amount         Shares          Amount          Shares          Amount
                             --------------  --------------  --------------  --------------  --------------  --------------

Balances
September 30, 1999              25,958,050   $      25,958               -   $           -       1,000,000   $      10,000

   Stock issued for cash:          180,000             180         206,000             206               -               -

   Stock issued for:
     Compensation                        -               -               -               -               -               -
     Consulting fees             1,741,000           1,741               -               -               -               -
     Marketing services            158,661             159               -               -               -               -
     Professional services         225,000             225               -               -               -               -

   Converted debentures          1,783,334           1,783               -               -               -               -

   Convertible debt -
     financing costs                     -               -               -               -               -               -

   Net (loss)                            -               -               -               -               -               -
                             --------------  --------------  --------------  --------------  --------------  --------------

BALANCES
MARCH 31, 2000                  30,046,045   $      30,046         206,000   $         206       1,000,000   $      10,000
                             ==============  ==============  ==============  ==============  ==============  ==============

(CONTINUED)

                                               Accumulated      Treasury        Stock
                                  APIC           Deficit         Stock       Subscriptions       Total
                             --------------  --------------  --------------  --------------  --------------

Balances
September 30, 1999           $   7,907,746   $  (8,364,140)  $    (201,920)  $      (1,260)  $    (623,616)

   Stock issued for cash:          130,113               -               -               -         130,499

   Stock issued for:
     Compensation                 (169,920)              -         201,920               -          32,000
     Consulting fees             1,818,659               -               -               -       1,820,400
     Marketing services            236,177               -               -               -         236,336
     Professional services         768,525               -               -               -         768,750

   Converted debentures          1,068,217               -               -               -       1,070,000

   Convertible debt -
     financing costs             1,217,500               -               -               -       1,217,500

   Net (loss)                            -      (5,437,956)              -               -      (5,437,956)
                             --------------  --------------  --------------  --------------  --------------

BALANCES
MARCH 31, 2000               $  12,977,017   $ (13,802,096)  $           -   $      (1,260)  $    (786,087)
                             ==============  ==============  ==============  ==============  ==============

                         See accompanying notes to condensed consolidated financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

Basis of presentation
---------------------

The condensed consolidated financial statements included herein have been prepared by Kanakaris Communications, Inc. (the Company), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with the Company's financial statements for the year ended September 30, 1999. The financial information presented reflects all adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of operations for the three and six months ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year ending September 30, 2000, or any other period.

Business Organization and Activity
----------------------------------

Kanakaris Communications, Inc.(formerly Big Tex Enterprises, Inc.) (the "Company") was incorporated in the State of Nevada on November 1, 1991. The Company develops and supplies internet products for electronic commerce and operates a subsidiary which designs and installs modular consoles.

Business Combinations
---------------------

On October 10, 1997 (the "Acquisition Date"), Kanakaris Internetworks, Inc. ("KIW") consummated a Stock Purchase Agreement with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the acquisition date, to be paid monthly for as long as Desience remains in business or its products are sold. Pursuant to APB 16, since the Seller has no continuing affiliation with the Company, the 4% royalty is accounted for as an increase to goodwill at the date the amount is determinable. KIW will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities and prior shareholder advances. Immediately following the exchange, Desience became a wholly-owned subsidiary of KIW.

On November 25, 1997, KIW and its stockholders (the ("Stockholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), an inactive public shell with no recent operations at that time, whereby the shareholders sold all of their preferred and common stock, which represented 100% of KIW's issued and outstanding capital stock, to Big Tex in exchange for 7,000,000 shares (6,000,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange"). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, the Company changed its name to Kanakaris Communications, Inc.

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries Kanakaris Internetworks, Inc. and Desience Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Earnings Per Share
------------------

Earnings per share are computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share".

NOTES PAYABLE
-------------

As of March 31, 2000, the Company had $35,000 of notes payable to two stockholders. Interest accrues at 5% annually. Principal and accrued interest is due prior to January 2001.

COMMITMENTS AND CONTINGENCIES
-----------------------------

Leases
------

On October 8, 1998 the Company, as subtenant, entered into a sublease agreement with the existing tenant commencing on October 15, 1998. The term of the sublease is through and including the end of the original term of the tenant's lease of the premises, which is August 20, 2000. The monthly rent on this sublease is $1,512 through August 20, 1999 at which time it increased to $1,579 a month until August 20, 2000.

Legal Actions
-------------

On August 5, 1999, the Company filed a Complaint in the Los Angeles Superior Court against its former securities attorney along with 20 unnamed Defendants claiming damages for breach of contract, conversion fraud and deceit and negligence. This Complaint arises out of the alleged transfer of certain funds without the Company's authorization to an unknown entity by named and possible unnamed Defendants. In January of 2000, this complaint was settled for $250,000, receivable over a 3 year period, at $5,694 per month.

On September 15, 1999, an individual filed a complaint against the Company and the executive who is the Chairman of the Board, President and Chief Executive Officer in Los Angeles Superior Court alleging breach of contract and fraud. The fraud claim was based primarily on alleged misrepresentation and concealment involving a consulting agreement between the Company and the individual. The individual alleged that he is entitled to certain stock options, of which 75% of the option price allegedly is already deemed paid in exchange for services allegedly rendered to the Company. The individual is attempting to exercise the options for the purchase of a certain number of shares to which he claims to be entitled pursuant to the agreement. The Company has engaged counsel to analyze the complaint and vigorously defend the Company against all of the claims. The case has been submitted for mediation, and a hearing is scheduled for July 6, 2000. The claim against the Company executive has been dismissed.

On October 14, 1999, an Illinois Corporation filed suit against the Company and the Company's stock transfer agent and registrar, in the Circuit Court of Cook County, Illinois. The case was removed to the United States District Court for the Northern District of Illinois, Eastern Division. In the complaint, the Illinois Corporation sought damages in excess of $50,000 under breach of contract and various other state law theories in connection with the Company's unwillingness to permit them to transfer shares of the Company's common stock held by the Illinois Corporation. The Company believes that the shares were wrongfully converted by a predecessor to the Illinois Corporation. The Company engaged counsel to analyze the complaint and vigorously defend the Company against all claims. The Company has counterclaimed and commenced a third-party action against affiliates of the Illinois Corporation. A separate action was filed in Utah, but the Utah court stayed in favor of the action currently pending in Illinois. The United States District Court is currently holding the stock at issue until the dispute is resolved.

In the normal course of business, there may be various other legal actions and proceedings pending which seek damages against the Company. Management believes that the amounts if any, that may result from these claims, will not have a material adverse effect on the financial statements.

Letters of Intent
-----------------

On November 1, 1999 the Company signed a Memorandum of Understanding with SyCoNet.Com, Inc. ("SyCoNet"). SyCoNet will make available all properties which it has internet online distribution rights to, both now and in the future, for direct over-the internet delivery by the Company. The Company will incur encoding and bandwidth charges for those properties which it exercises its option to deliver over the internet, and will pay SyCoNet 70% of the online access gross fees and 25% of the product specific gross advertising fees pertaining to this product.

On November 9, 1999, the Company signed a Memorandum of Understanding with Lain International ("Lain"). Lain will make available to the Company all Spanish language, Spanish dubbed and Spanish sub-titled films for which it has internet distribution rights. The Company will create a KKRS web channel devoted exclusively to these titles. The Company will maintain web visit status, accounting, and will pay Lain its royalties on at least a quarterly basis, an amount of 50% of the gross share of advertising, subscription and pay-per-view fees for the channel devoted to Lain films, minus 50% of encoding, bandwidth and advertising charges.

License Agreement
-----------------

On February 18, 1999, the Company entered into a License Agreement ("Agreement") with ION Systems, Inc. ("ION"), a Missouri corporation. The Agreement is through December 31, 2004, and thereafter will be renewed automatically for additional renewal terms of five years each, ending on December 31 of each fifth year. Under the terms of the Agreement, ION grants to the Company a license to use its products, the E*Web and the X*Maker computer software enabling the secure downloading and viewing of web sites, for or in connection with the Company's web sites. The two parties agreed that the software may be used solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The aforementioned activities are meant to be offered directly to customers and end users using the facilities of a web site. No geographic or territorial restrictions apply to the use of the software. The agreed fee for each book conversion performed by ION will be $100, and the royalties for each book sale and product sale shall be 12% and 5%, respectively, of the gross revenue. Furthermore, ION shall have the right to buy 100,000 shares of the Company's common stock at a price of $0.30 per share at any time between June 1, 1999 and December 31, 2005 and 175,000 shares at $.01, until March 31, 2001.

Service Agreements
------------------

The Company signed an agreement with ValueClick in January of 2000 whereby ValueClick will drive advertisers to the Kanakaris web site. The Company receives $.20 each time a customer clicks on a ValueClick-served ad. The Company will also receive $.03 per click whenever a customer clicks on a KKRS-referred web site.

In February 2000, the Company entered into an agreement with Wave Systems Corp., which provides the transactional capability to enable Kanakaris Communications to implement the subscription and pay-per-view revenue collection portion of its Internet based business plan.

On March 1, 2000, the Company entered into a one-year agreement with Sonar Network, (a business unit of DoubleClick, Inc. "Doubleclick") to sell media space on the Company's various web sites for the display of advertising. The Company will receive fifty percent (50%) of the net revenues generated from the sale of Advertisement.

Internet Data Center Services Agreements
----------------------------------------

Effective August 9, 1999, the Company entered into an agreement with Microsoft Corporation whereby Microsoft will promote certain of the Company's web sites in consideration for the Company's promotion of specified Microsoft Windows Media Technology on the Company's web sites through December 30, 2001. No expense or income has been recorded by the Company relating to this agreement because under APB No. 29, Accounting For Non-monetary Transactions, the fair values of such web site promotions are not determinable within reasonable limits.

On August 23, 1999, the Company entered into a one-year agreement with ScreamingMedia, Inc. to receive daily customized content update for the Company's web site. Under the terms of this agreement, the Company will pay ScreamingMedia $12,000, of which $3,000 was paid in August 1999. The balance of $9,000 is payable in twelve monthly installments of $750.

On November 17, 1999, and effective December 7, 1999, the Company entered into an agreement with Microsoft Corporation ("Microsoft"). Microsoft will assist the Company with the development of an audio/video enhanced Website which delivers timely and relevant audiovisual content using Windows Media Technologies in a broadband network infrastructure.

On March 6, 2000, the Company entered into a one year Jumpstart Program Agreement with Microsoft whereby Microsoft will assist the Company with the development of an audio/video enhanced Web site which delivers timely and relevant audio/visual content. No expense or income has been recorded by the Company relating to this agreement because under APB No. 29, Accounting For Non-monetary Transactions, the fair values of such web site promotions are not determinable within reasonable limits.

On March 10, 2000 the Company entered into a Webcast Distribution agreement with iBeam Broadcasting Corporation (iBeam). iBeam will distribute and promote certain portions of Kanakaris content and Internet web sites.

On April 20, 2000 the Company entered into a distribution agreement with John Clark for the Internet distribution rights to his book "Dead Angel" which pertain to Clark's relationship to Jerry Garcia. Kanakaris will pay $7,000 to support completion of the book and $6,000 in expenses for promotional interviews with Cliff Garcia and others as well as a promotional party to be webcast on the Kanakaris web site and made into a videotape.

In consideration of this Clark agrees to pay to the Company in perpetuity a 50% royalty of the gross sales of the book on the Internet and for two years to pay to the Company 50% of all royalties generated by the book, and the interview and party video, as well as all other ancillary rights.

Internet Content Provider Agreement
-----------------------------------

Effective August 1, 1999, the Company entered into an agreement with InXsys Corporation (InXsys) granting the Company the right to incorporate InXsys's Aggregated ClassiFIND On-Line Classifieds, and Buy Sell Bid On-Line Personals co-branded services as revenue- generating and traffic-building content within the Company's web site by placement of one or more hotlinks and/or banners to the InXsys sites. Under the terms of this agreement, the Company shall receive a referral commission equal to a percentage, as defined in the agreement, of the net user fees collected.

Letter of Intent - Financial Services
-------------------------------------

On October 21, 1999, the Company entered into an agreement with eConnect to enter into a joint venture and strategic alliance to be called Internet Cash Programming (ICP). ICP will enable the consumer the ability to purchase programming by Same-as-Cash, or by Enhanced Credit Card payments. ICP shall be formed as a Nevada Corporation and shall authorize 1,000,000 shares of stock of which the Company will receive 400,000 shares, eConnect will receive 400,000 shares and 200,000 shares will remain in ICP treasury. The Company shall retain managing control of ICP. All profits of ICP will be equally split between eConnect and the Company.

REVOLVING LINE OF CREDIT
------------------------

On February 25, 1999, the Company entered into a Revolving Line of Credit Agreement ("the Agreement") with Alliance Equities Inc. ("Alliance"), a Florida-based venture capital firm which expires December 10, 2001. Under the terms of the Agreement, Alliance has made available a $7 million revolving line of credit with interest on the unpaid principal at 10% per annum. The funds from the line of credit will enable the Company to pursue current Internet opportunities and commerce development. Under the terms of the Agreement the Company may draw up to $500,000 per month on the total line of credit upon written request by the Company to the Lender. Additionally the parties have agreed that any portion of the indebtedness may be paid back by the Company either with cash or by the issuance of common stock. Furthermore, in a separate memorandum of agreement the two parties agreed that Alliance will provide ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services at the option of the Company either in cash, or through the issuance of stock or credit towards the purchase of stock.

STOCK INCENTIVE PLAN
--------------------

On January 6, 1999, the Company's Board of Directors created a stock option plan, entitled the 1999 Stock Incentive Plan (the "Plan") which was adopted by the Board of Directors on July 9, 1999. The incentive portion of the plan required shareholder approval. The Plan was never presented for shareholder approval and the Plan was cancelled by a Board of Directors resolution on December 31, 1999.

NON-QUALIFIED STOCK OPTIONS
---------------------------

On December 31, 1999 the Company granted 4,220,000 non-qualified options at a price of $.52 which will expire on December 31, 2009. 3,645,000 options were granted to officers and 575,000 options were granted to certain shareholders. The option price of a share of stock was the fair market value on the day of grant.

On January 13, 2000 the Company granted 330,000 non-qualified options to two shareholders of the Company at a price of $1.31 which will expire on January 13, 2010. The option price of a share of stock was the fair market value on the day of grant.

CONVERTIBLE DEBT
----------------

Alliance Equities
-----------------

In order to provide working capital and financing for the Company's expansion, on August 5, 1999 the Company entered into an agreement with Alliance Equities (the Purchaser) whereby the Purchaser acquired $520,000 of the Company's 10% Convertible Subordinated Debentures, due August 4, 2000.

The debentures contained a contingency provision whereby, if the Company issued common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price would be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $130,000. There is no amortization period for these financing costs since the debentures were convertible immediately upon issuance.

On January 5, 2000 the Company filed an amended registration statement on Form SB-2 whereby 866,667 shares were registered for resale by Alliance Equities. This registration statement was declared effective by the Securities and Exchange Commission on January 11, 2000. Subsequently, these convertible debentures were converted into common stock.

NIR GROUP - INVESTORS
---------------------

In order to provide working capital and financing for the Company's expansion, on September 27, 1999 the Company entered into an agreement with investors introduced by the NIR Group (the Purchaser) whereby the Purchaser acquired $550,000 of the Company's 10% Convertible Subordinated Debentures, due September 29, 2000.

The debentures contained a contingency provision whereby, if the Company issued common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price would be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $357,500. There is no amortization period for these financing costs since the debentures were convertible immediately upon issuance.

On January 5, 2000 the Company filed an amended registration statement on Form SB-2 whereby 916,667 shares were registered for resale by the Purchaser. This registration statement was declared effective by the Securities and Exchange Commission on January 11, 2000. Subsequently, these convertible debentures were converted into common stock.

In order to provide working capital and financing for the Company's expansion, on February 4, 2000 the Company entered into an agreement with investors introduced by the NIR Group (the Purchaser) whereby the Purchaser acquired $1,000,000 of the Company's 10% Convertible Subordinated Debentures, due February 1, 2001. The Purchaser also acquired warrants to purchase an aggregate of 300,000 shares of common stock at an initial exercise price of $1.90 per share.

The debentures are convertible into common stock at a rate equal to the lowest of $.97 or 66.66% of the average closing bid price for the common stock during the 20 trading days immediately preceding the conversion date. The debentures contain a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debentures issuance date over the conversion price, which amounted to $925,000. There is no amortization period for these financing costs since the debentures were convertible immediately upon issuance.

On March 3, 2000 the Company filed a registration statement on Form SB-2 whereby 2,568,046 shares were being registered for resale by the Purchaser. This registration statement was declared effective by the Securities and Exchange Commission on March 27, 2000. Subsequent to March 31, 2000, $750,000 of these debentures have been converted into common stock.

SEGMENT INFORMATION
-------------------

                                                Internet         Modular
                                                Commerce        Consoles         Total
                                             --------------  --------------  --------------

For the six months ended March 31:
1999
----
   Revenues                                  $      25,215   $     330,984   $     356,199
   Segment profit (loss)                          (780,518)         (2,640)       (783,158)
   Total assets                                    651,597         214,901         866,498
   Additions to long-lived assets                      406               -             406
   Depreciation and amortization                     2,244           1,100           3,344

2000
----
   Revenues                                  $      11,008   $     190,134   $     201,142
   Segment profit (loss)                        (5,393,808)        (44,148)     (5,437,956)
   Total assets                                  1,030,650          71,819       1,102,469
   Additions to long-lived assets                    7,835               -           7,835
   Depreciation and amortization                     7,606           1,529           9,135


For the three months ended March 31:

1999
----
   Revenues                                  $         109   $     128,835   $     128,944
   Segment profit (loss)                          (726,115)         20,533        (705,582)
   Total assets                                    651,597         214,901         866,498
   Additions to long-lived assets                      309               -             309
   Depreciation and amortization                     2,244             550           2,794

2000
----
   Revenues                                  $      10,730   $      96,824   $     107,554
   Segment profit (loss)                        (3,697,005)        (24,667)     (3,721,672)
   Total assets                                  1,030,650          71,819       1,102,469
   Additions to long-lived assets                    7,526               -           7,526
   Depreciation and amortization                     5,392             765           6,157

SUBSEQUENT EVENTS
-----------------

In order to provide working capital and financing for the Company's expansion, in April 2000 the Company entered into an agreement with investors introduced by the NIR Group (the Purchaser) whereby the Purchaser acquired $3,000,000 of the Company's 10% Convertible Subordinated Debentures, due May 1, 2001. The Purchaser also acquired warrants to purchase an aggregate of 900,000 shares of common stock at an initial exercise price of $1.90 per share. The Company is in the process of filing a registration statement on Form SB-2 whereby the shares of common stock underlying the debentures and warrants will be registered for resale by the Purchaser.

On April 20, 2000 the Company entered into an agreement with Sitrick and Company, Inc. to provide advice and public relations services to promote and elevate the Company's profile. Under the terms of the agreement, the Company will pay a retainer of $25,000 and 16,667 shares of common stock and two warrants for stock, each for 16,667 shares, exercisable at $1.72 and $1.95 per share, respectively.

Subject to shareholder approval, the Board of Directors has approved a stock option plan (the 2000 Plan). The 2000 Plan is designed to offer an incentive-based compensation system to employees, officers and directors of the Company, and to employees of companies which do business with Company. The 2000 Plan provides for the grant of incentive stock options and non-qualified stock options. A total of 3,000,000 shares of common stock are authorized for issuance under the Plan.

YEAR 2000 COMPLIANCE
--------------------

The Company is aware of the issues associated with the programming code in existing computer systems caused by the arrival of the millennium (Year 2000). Year 2000 issues may affect the Company's products as the products are primarily computer related. The Company's products have been developed and tested with regard to Year 2000 compliance. All products were deemed to be Year 2000 compliant. The costs of such development and testing and validating were minimal and absorbed as part of the Company's normal quality control procedures. We have not experienced any significant problems as a result of the arrival of the Year 2000. Although no significant problems have materialized to date, we will continue to monitor our systems throughout the Year 2000.

PRO FORMA CAPITALIZATION
------------------------

The following table sets forth the capitalization of the Company as currently specified on the Company's balance sheet as of March 31, 2000 and the pro forma capitalization of the Company as adjusted after giving effect to the issuance of common stock after conversion of the $3,000,000 of convertible debentures received in April 2000 as discussed in the note for subsequent events, and after conversion of the $1,000,000 of convertible debentures existing at March 31, 2000. In addition, the effect of the beneficial conversion feature relating to financing costs (which affects additional paid-in capital and accumulated deficit) has been reflected.

STOCKHOLDERS' EQUITY (DEFICIENCY)                     ACTUAL        PRO FORMA
                                                  --------------  --------------
Preferred stock                                   $      10,000   $      10,000
Common stock                                             30,046          34,046
Common shares to be issued                                  206             206
Additional paid-in capital                           12,977,017      18,573,017
Accumulated deficit                                 (13,802,096)    (15,402,096)
Subscription receivable                                  (1,260)         (1,260)
                                                  --------------  --------------

Total stockholders' equity (deficiency)           $    (786,087)  $   3,213,913
                                                  ==============  ==============

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only when it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                            ------------------------

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

Risk Factors...............................................................  2
Forward-Looking Statements.................................................  5
Use of Proceeds............................................................  5
Price Range of Our Common Stock............................................  6
Dividend Policy............................................................  6
Capitalization.............................................................  7
Selected Consolidated Financial Data.......................................  8
Management's Discussion and Analysis of Financial Condition and
  Results of Operations....................................................  9
Business................................................................... 14
Management................................................................. 25
Principal and Selling Security Holders..................................... 30
Plan of Distribution....................................................... 33
Description of 10% Convertible Debentures Due May 1, 2001.................. 35
Description of 10% Convertible Debentures due February 1, 2001............. 36
Certain Relationships and Related Transactions............................. 37
Description of Capital Stock............................................... 39
Transfer Agent and Registrar............................................... 41
Legal Matters.............................................................. 41
Experts.................................................................... 41
Change in Independent Accountants.......................................... 42
Where You Can Find More Information........................................ 42
Index to Financial Statements.............................................. F-1

                            ------------------------


                                18,574,665 Shares




                               KANAKARIS WIRELESS




                                  COMMON STOCK



                                -----------------
                                   PROSPECTUS
                                -----------------



                                           , 2000

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation and Bylaws, as amended and restated, provide that our company shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is both as to action in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

         Our Articles of Incorporation, as amended and restated, also provide that a director of our company shall not be liable to our company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of a director of our company in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our Articles of Incorporation do not, however, eliminate or limit a director's liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or for the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of his or her role as an officer or in any other capacity, nor do they affect the director's responsibilities under the federal securities laws or any other law.

         Certain of the selling security holders and our company each have agreed to indemnify the other and their respective officers, directors and other controlling persons against certain liabilities in connection with this registration, including liabilities under the Securities Act of 1933, and to contribute to payments such persons may be required to make in respect thereof.


ITEM 25.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

          SEC registration fee (1).......................... $   4,615.74
          NASD filing fee...................................         0
          Printing and engraving expenses...................         *
          Legal fees and expenses...........................         *
          Blue Sky fees and expenses........................         *
          Accounting fees and expenses......................         *
          Miscellaneous.....................................         *
                                                             ----------

                Total....................................... $       *
                                                             ==========

All of the above expenses will be paid by the Registrant.

* To be provided by amendment.

(1) A filing fee of $326.21 was previously paid by the Registrant under Registration Statement No. 333-84909 covering the 1,783,334 shares originally registered thereunder, $240.93 of which fee relates to the 866,667 shares being carried forward from that registration statement. A filing fee of $996.61 was previously paid by the Registrant under Registration Statement No. 333-31748 covering the 2,568,046 shares originally registered thereunder, $409.13 of which fee relates to the 1,549,742 shares being carried forward. A filing fee of $3,965.68 is being paid to cover the 16,158,256 shares covered by this Registration Statement that are not presently covered by any other registration statement.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In June 1998, the Registrant issued an aggregate of 27,000 shares of common stock to two accredited investors in a private offering in exchange for $20,000 in cash.

         In June 1998, the Registrant issued 1,200 shares of common stock to one individual in a private offering in exchange for shares of Kanakaris InternetWorks, Inc.

         In June 1998, the Registrant issued 98,800 shares of common stock to one consultant in a private offering in exchange for consulting services rendered.

         In July 1998, the Registrant issued an 75,000 shares of common stock to one accredited investor in a private offering in exchange for cash.

         In July 1998, the Registrant issued 400,000 shares of common stock to one consultant in a private offering in exchange for consulting services rendered.

         In July 1998, the Registrant issued an aggregate of 13,313 shares of common stock to eleven individuals in private offerings in exchange for shares of Kanakaris InternetWorks, Inc.

         In August 1998, the Registrant issued 450,000 shares of common stock to three accredited investors in private offerings in exchange for cash.

         In August 1998, the Registrant issued 40,000 shares of common stock to one individual in a private offering in exchange for shares of Kanakaris InternetWorks, Inc.

         In December 1998, the Registrant issued an aggregate of 525,000 shares of common stock to one accredited investor in a private offering in exchange for $31,500 in cash.

         In January 1999, the Registrant issued an aggregate of 1,711,667 shares of common stock to two accredited investors in private offerings in exchange for $102,700 in cash.

         In January 1999, the Registrant issued 200,000 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $84,000.

         In February 1999, the Registrant issued 1,130,669 shares of common stock to one accredited investor in a private offering in exchange for $67,840 in cash.

         In February 1999, the Registrant issued 100,000 shares of common stock to one entity as consideration for the purchase of the domain name Netbook.com with an estimated value of $106,000.

         In February 1999, the Registrant issued an option to purchase up to 100,000 shares of common stock at an exercise price of $0.30 per share to one consultant in exchange for consulting services.

         In March 1999, the Registrant issued an option to purchase up to 175,000 shares of common stock at an exercise price of $0.01 per share to one consultant in exchange for consulting services.

         In March 1999, the Registrant issued 150,000 shares of common stock to one consultant in a private offering in exchange for services rendered with an estimated value of $175,500.

         In April 1999, the Registrant issued 635,000 shares of common stock to two accredited investors in a private offering in exchange for $317,500 in cash.

         In April 1999, the Registrant issued 35,000 shares of common stock to one consultant in a private offering in exchange for services rendered with an estimated value of $91,875.

         In April 1999, the Registrant issued an aggregate of 416,100 shares of common stock to five consultants in a private offering, 406,000 shares of which were issued in exchange for services rendered with an estimated value of $583,625 and 10,100 shares of which were issued in satisfaction of certain accounts payable by the Registrant in the amount of $10,000.

         In June 1999, the Registrant issued an aggregate of 345,000 shares of common stock to five consultants in a private offering in exchange for services rendered with an estimated value of $452,640.

         In July 1999, the Registrant issued 50,000 shares of common stock in a private offering to one consultant in exchange for services rendered with an estimated value of $53,125.

         In August 1999, the Registrant issued an aggregate of 255,000 shares of common stock to four investors in private offerings in exchange for $100,000 in cash.

         In August 1999, the Registrant issued an aggregate of 337,000 shares of common stock to six consultants in private offerings in exchange for consulting services rendered with an estimated value of $358,063.

         During August and September 1999, the Registrant issued an aggregate of $1,070,000 of its 10% convertible subordinated debentures to four accredited investors in two private offerings. The net offering proceeds were approximately $998,500 in cash.

         In October 1999, the Registrant issued 25,000 shares of common stock in a private offering to one consultant in exchange for services rendered with an estimated value of $18,750.

         In November 1999, the Registrant issued an aggregate of 1,001,000 shares of common stock to two consultants in private offerings in exchange for consulting services rendered with an estimated value of $750,750.

         In December 1999, the Registrant issued an aggregate of 136,000 shares of common stock to four accredited investors in private offerings in exchange for $68,000 in cash

         In December 1999, the Registrant issued 400,000 shares of common stock to one consultant for consulting services rendered with an estimated value of $200,000.

         In December 1999, the Registrant granted options to purchase up to an aggregate of 4,220,000 shares of common stock at an exercise price of $0.52 per share (the fair market value on the date of grant) to six individuals, including two executive officers/directors, one director, one employee and two consultants.

         In January 2000, the Registrant issued an aggregate of 483,661 shares of common stock to seven consultants in private offerings in exchange for consulting services rendered with an estimated value of $724,032.

         In January 2000, the Registrant issued an aggregate of 1,783,334 shares of common stock to four accredited investors upon conversion of 10% convertible debentures.

         In January 2000, the Registrant issued 14,000 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $.25 per share.

         In February 2000, the Registrant issued 30,000 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $.25 per share.

         In February 2000, the Registrant issued 50,000 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $84,375.

         In February 2000, the Registrant issued an aggregate of $1,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 300,000 shares of common stock to three accredited investors in a private offering. The net offering proceeds were approximately $870,000 in cash.

         In March 2000, the Registrant issued an aggregate of 165,000 shares of common stock to four consultants in private offerings in exchange for consulting services with an estimated value of $990,000.

         In April 2000, the Registrant issued 206,000 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $0.25 per share.

         In April 2000, the Registrant issued 50,000 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $112,000.

         In April 2000, the Registrant issued an aggregate of $3,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 900,000 shares of common stock to four accredited investors in a private offering. The net offering proceeds were approximately $2,600,000 in cash.

         In April 2000, the Registrant issued an aggregate of 14,667 shares of common stock, warrants to purchase up to 14,667 shares of common stock at an initial exercise price of $1.725 and warrants to purchase up to 14,667 shares of common stock at an initial exercise price of $1.95 to one consultant in a private offering in exchange for consulting services.

         In April 2000, the Registrant issued an aggregate of 788,730 shares of common stock to three accredited investors upon conversion of $750,000 in principal amount of 10% convertible debentures and interest payable on those debentures.

         In May 2000, the Registrant issued an option to purchase up to 87,500 shares of common stock at an exercise price of $1.295 per share to one consultant in connection with an amendment to an existing consulting agreement.

         Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide.


ITEM 27. EXHIBITS.


         EXHIBIT NO.                                 DESCRIPTION
         -----------                                 -----------
         3.1................................         Amended and Restated Articles of Incorporation of the Registrant

         3.2................................         Amended and Restated Bylaws of the Registrant

         4.1................................         Specimen Common Stock Certificate*

         4.2................................         Convertible Debenture Purchase Agreement dated as of
                                                     February 4, 2000 between the investors named therein
                                                     and the Registrant****

         4.3................................         10% Convertible Debenture due February 1, 2001 made
                                                     by the Registrant in favor of New Millenium Capital
                                                     Partners II, LLC****

         4.4................................         10% Convertible Debenture due February 1, 2001 made
                                                     by the Registrant in favor of AJW Partners, LLC****

         4.5................................         10% Convertible Debenture due February 1, 2001 made
                                                     by the Registrant in favor of Bank Insinger de
                                                     Beaufort****

         4.6................................         Stock Purchase Warrant dated as of February 4, 2000
                                                     issued by the Registrant to New Millenium Capital
                                                     Partners II, LLC****

         4.7................................         Stock Purchase Warrant dated as of February 4, 2000
                                                     issued by the Registrant to AJW Partners, LLC****

         4.8................................         Stock Purchase Warrant dated as of February 4, 2000
                                                     issued by the Registrant to Bank Insinger de
                                                     Beaufort****

         4.9................................         Stock Escrow and Security Agreement dated as of February 4,
                                                     2000 between the Registrant, Owen Naccarato and the investors named therein****

         4.10...............................         Registration Rights Agreement dated as of February 4, 2000 by and between the Registrant and the investors named
                                                     therein****

         4.11...............................         Convertible Debenture Purchase Agreement dated as of
                                                     April 13, 2000 between the investors named therein
                                                     and the Registrant

         4.12...............................         10% Convertible Debenture due May 1, 2001 made
                                                     by the Registrant in favor of New Millenium Capital
                                                     Partners II, LLC

         4.13...............................         10% Convertible Debenture due May 1, 2001 made
                                                     by the Registrant in favor of AJW Partners, LLC

         4.14...............................         10% Convertible Debenture due May 1, 2001 made
                                                     by the Registrant in favor of Bank Insinger de
                                                     Beaufort

                                      II-6

         4.15...............................         10% Convertible Debenture due May 1, 2001 made
                                                     by the Registrant in favor of Equilibrium Equity, LLC

         4.16...............................         Stock Purchase Warrant dated as of April 13, 2000
                                                     issued by the Registrant to New Millenium Capital
                                                     Partners II, LLC

         4.17...............................         Stock Purchase Warrant dated as of April 13, 2000
                                                     issued by the Registrant to AJW Partners, LLC

         4.18...............................         Stock Purchase Warrant dated as of April 13, 2000
                                                     issued by the Registrant to Bank Insinger de
                                                     Beaufort

         4.19...............................         Stock Purchase Warrant dated as of April 13, 2000
                                                     issued by the Registrant to Equilibrium Equity, LLC

         4.20...............................         Registration Rights Agreement dated as of February 4, 2000 by and between the Registrant and the investors named
                                                     therein

         4.21...............................         Stock Escrow and Security Agreement dated as of April 13,
                                                     2000 between the Registrant, Owen Naccarato and the investors named therein

         4.22...............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and Alex F. Kanakaris****

         4.23...............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and Branch Lotspeich****

         4.24...............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and John R. McKay****

         4.25...............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and Lisa Lawrence

         4.26...............................         Debenture Purchase Agreement dated as of August 5, 1999
                                                     between the Registrant and Alliance Equities*

         4.27...............................         Kanakaris Communications, Inc. 10% Convertible Subordinated
                                                     Debenture due August 4, 2000 made by the Registrant in
                                                     favor of Alliance Equities*

         4.28...............................         Registration Rights Agreement dated as of August 5, 1999
                                                     between the Registrant and Alliance Equities*

         5.1................................         Opinion of Rutan & Tucker, LLP*****

         10.1...............................         Stock Purchase Agreement dated as of October 10, 1997 by
                                                     and between Christel H. Uttenbogaart and Kanakaris
                                                     InternetWorks, Inc.*

         10.2...............................         Acquisition Agreement dated as of November 25, 1997 between
                                                     Big Tex Enterprises, Inc. and Kanakaris InternetWorks, Inc.*

         10.3...............................         Windows Media (TM) Technology Promotion Agreement dated
                                                     February 18, 1999 between Microsoft Corporation and the
                                                     Registrant*

                                      II-7

         10.4...............................         GEO Publishing, Inc. WebRadio(TM) Webcasting Service
                                                     Agreement - Live 24/7 Audio Streaming dated June 15,
                                                     1999 between GEO Publishing Inc. and the Registrant*

         10.5...............................         Sublease Agreement dated as of October 8, 1999 by and between
                                                     Belfiore-Fitzgerald and the Registrant*

         10.6...............................         License Agreement dated as of February 18, 1999 between the
                                                     Registrant and ION Systems, Inc.*

         10.7...............................         First Amendment to License Agreement dated effective as of
                                                     March 22, 1999 by and between the Registrant and ION
                                                     Systems, Inc. *

         10.8...............................         Agreement dated October 21, 1999 between eConnect and the
                                                     Registrant*

         10.9...............................         Memorandum of Understanding dated November 1, 1999 by and
                                                     between SyCoNet.com Inc. and the Registrant*

         10.10..............................         Custom Content Service Agreement dated August 23, 1999 between
                                                     ScreamingMedia.Net, Inc. and the Registrant*

         10.11..............................         On-Line Classifieds/On-Line Auctions/On-Line Personals Internet
                                                     Content Provider Agreement dated effective August 1, 1999
                                                     between InXsys Broadcast Networks, Inc. and the Registrant*

         10.12..............................         Memorandum of Understanding dated February 25, 1999 between the Registrant and Alliance Equities*

         10.13..............................         Memorandum of Understanding dated April 7, 1999 between the
                                                     Registrant and Alliance Equities*

         10.14..............................         Promissory Note dated May 19, 1997 made by Branch Lotspeich in favor of Kanakaris InternetWorks, Inc.*

         10.15..............................         Promissory Note dated February 27, 1997 made by David Valenti in favor of Kanakaris InternetWorks, Inc.*

         10.16..............................         Promissory Note dated February 26, 1997 made by Alex Kanakaris in favor of Kanakaris InternetWorks, Inc.*

         10.17..............................         Promissory Note dated September 30, 1997 made by Alex
                                                     Kanakaris in favor of Kanakaris InternetWorks, Inc.*

         10.18..............................         Promissory Note dated April 7, 1997 made by John McKay in favor of Kanakaris InternetWorks, Inc.*

         10.19..............................         Promissory Note dated January 8, 1998 made by John McKay
                                                     in favor of Kanakaris InternetWorks, Inc.*

         10.20..............................         Promissory Note dated January 8, 1998 made by Alex Kanakaris in favor of Kanakaris InternetWorks, Inc.*

         10.21..............................         Promissory Note dated January 8, 1998 made by Branch Lotspeich in favor of Kanakaris InternetWorks, Inc.*

         10.22..............................         Promissory Note dated January 8, 1998 made by David Valenti in favor of Kanakaris InternetWorks, Inc.*

         10.23..............................         Windows Media(TM) ICP Broadband Jumpstart Program Agreement
                                                     dated effective as of December 7, 1999 between the Registrant and Microsoft Corporation*

         10.24..............................         encoding.com Terms and Conditions and related purchase
                                                     orders***

                                      II-8

         10.25..............................         Revolving Line of Credit Agreement dated as of December 10, 1999 by and between the Registrant and Alliance Equities***

         10.26..............................         Promissory Note dated January 7, 2000 made by the Registrant in favor of Alex F. Kanakaris****

         10.27..............................         Promissory Note dated December 27, 1999 made by the Registrant in favor of Branch Lotspeich****

         10.28..............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and Alex F. Kanakaris****

         10.29..............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and Branch Lotspeich****

         10.30..............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and John R. McKay****

         10.31..............................         Second Amendment to License Agreement dated as of May 4,
                                                     2000 by and between the Registrant and ION Systems, Inc.

         10.32..............................         Windows Media (TM) ICP Broadband Jumpstart Program Agreement
                                                     dated as of March 6, 2000 between the Registrant and
                                                     Microsoft Corporation

         10.33..............................         Promissory Note dated May 17, 2000 made by Alex Kanakaris
                                                     in favor of the Registrant

         10.34..............................         Agreement for Payment of Royalties dated as of April 20, 2000 between the Registrant and John Clark

         10.35..............................         Kanakaris Communications, Inc. 2000 Stock Option Plan

         16.1...............................         Letter On Change in Certifying Accountant**

         21.1...............................         Subsidiaries of the Registrant*

         23.1...............................         Consent of Weinberg & Company, P.A., independent
                                                     certified public accountants

         23.2...............................         Consent of Rutan & Tucker, LLP (contained in the
                                                     opinion included as Exhibit 5.1*****

         24.1...............................         Power of Attorney (contained on the signature page to
                                                     this registration statement)

---------------

* Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on November 19, 1999 (Registration No. 333-84909) and incorporated herein by reference
** Filed as an exhibit to the Registrant's Amendment No. 2 to Form SB-2 filed with the Securities and Exchange Commission on November 24, 1999 (Registration No. 333-84909) and incorporated herein by reference.
*** Filed as an exhibit to the Registrant's Amendment No. 3 to Form SB-2 filed with the Securities and Exchange Commission on December 21, 1999 (Registration No. 333-84909) and incorporated herein by reference.
**** Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on March 3, 2000 (Registration No. 333-31748) and incorporated herein by reference.
*****    To be filed by amendment.

ITEM 28. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

             (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on June 8, 2000.

                                       KANAKARIS WIRELESS

                                       By: /S/ ALEX F. KANAKARIS
                                          --------------------------------------
                                          Alex F. Kanakaris, Chairman of the
                                          Board, President and Chief Executive
                                          Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Kanakaris Wireless, a Nevada corporation, which is filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Alex Kanakaris and Branch Lotspeich, and each of them, their true and lawful attorneys-in-fact and agents; with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, including a Prospectus or an amended Prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                           DATE
        ---------                          -----                           ----
/S/ ALEX F. KANAKARIS              Chairman of the Board,             June 8, 2000
----------------------------       President, Chief Executive
Alex F. Kanakaris                  Officer, and Director
                                   (Principal Executive
                                   Officer)


/S/ BRANCH LOTSPEICH               Vice Chairman of the Board,        June 8, 2000
----------------------------       Secretary and Director
Branch Lotspeich


/S/ DAVID T. SHOMAKER              Acting Chief Financial             June 8, 2000
----------------------------       Officer (Principal Financial
David T. Shomaker                  Officer)


/S/ JOHN ROBERT MCKAY              Director                           June 8, 2000
----------------------------
John Robert McKay


                                   Director                           June 8, 2000
----------------------------
Dr. Steven A. Newman


                                   Director                           June 8, 2000
----------------------------
Patrick McKenna



                                    EXHIBITS
         EXHIBIT NO.                                 DESCRIPTION
         -----------                                 -----------

         3.1................................         Amended and Restated Articles of Incorporation of the Registrant

         3.2................................         Amended and Restated Bylaws of the Registrant

         4.11...............................         Convertible Debenture Purchase Agreement dated as of
                                                     April 13, 2000 between the investors named therein
                                                     and the Registrant

         4.12...............................         10% Convertible Debenture due May 1, 2001 made
                                                     by the Registrant in favor of New Millenium Capital
                                                     Partners II, LLC

         4.13...............................         10% Convertible Debenture due May 1, 2001 made
                                                     by the Registrant in favor of AJW Partners, LLC

         4.14...............................         10% Convertible Debenture due May 1, 2001 made
                                                     by the Registrant in favor of Bank Insinger de
                                                     Beaufort

         4.15...............................         10% Convertible Debenture due May 1, 2001 made
                                                     by the Registrant in favor of Equilibrium Equity, LLC

         4.16...............................         Stock Purchase Warrant dated as of April 13, 2000
                                                     issued by the Registrant to New Millenium Capital
                                                     Partners II, LLC

         4.17...............................         Stock Purchase Warrant dated as of April 13, 2000
                                                     issued by the Registrant to AJW Partners, LLC

         4.18...............................         Stock Purchase Warrant dated as of April 13, 2000
                                                     issued by the Registrant to Bank Insinger de
                                                     Beaufort

         4.19...............................         Stock Purchase Warrant dated as of April 13, 2000
                                                     issued by the Registrant to Equilibrium Equity, LLC

         4.20...............................         Registration Rights Agreement dated as of February 4, 2000 by and between the Registrant and the investors named
                                                     therein

         4.21...............................         Stock Escrow and Security Agreement dated as of April 13,
                                                     2000 between the Registrant, Owen Naccarato and the investors named therein

         4.25...............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and Lisa Lawrence

         10.31..............................         Second Amendment to License Agreement dated as of May 4,
                                                     2000 by and between the Registrant and ION Systems, Inc.

         10.32..............................         Windows Media (TM) ICP Broadband Jumpstart Program Agreement
                                                     dated as of March 6, 2000 between the Registrant and
                                                     Microsoft Corporation

         10.33..............................         Promissory Note dated May 17, 2000 made by Alex Kanakaris
                                                     in favor of the Registrant

         10.34..............................         Agreement for Payment of Royalties dated as of April 20, 2000 between the Registrant and John Clark

         10.35..............................         Kanakaris Communications, Inc. 2000 Stock Option Plan

         23.1...............................         Consent of Weinberg & Company, P.A., independent
                                                     certified public accountants

                                     II-12